 Filed with the Securities and Exchange Commission on July 26, 2005

Registration No. 333-120082

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JMG Exploration, Inc.

(Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	1311 (Primary standard industrial classification code number)	20-1373949 (IRS employer identification no.)

Suite 2600, 500 - 4th Avenue S.W.
Calgary, Alberta, Canada T2P 2V6

(403) 537-3250
(403) 294-1197 (fax)

 (Address and telephone number of principal executive offices)

Gary A. Agron

Law Office of Gary A. Agron

5445 DTC Parkway, Suite 520

Englewood, Colorado 80111

(303) 770-7254

(303) 770-7257 (fax)

(Name, address and telephone number of agent for service)

With copies to:

Jeffrey M. Knetsch Adam J. Agron Brownstein Hyatt & Farber, P.C. 410 17th Street, 22nd Floor Denver, Colorado 80202 (303) 223-1100 (303) 223-1111 (fax)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

i

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock, $0.001 par value underlying units (2)	2,185,000 shares	$ 5.00	$ 10,925,000	$ 1,285.87
Warrant to acquire common stock at $5.00 per share underlying units (2)	2,185,000 warrants	$ 0.10	218,500	25.72
Common stock, $0.001 par value, underlying $5.00 warrant (2)	2,185,000 shares	$ 5.00	10,925,000	1,285.87
Common stock, $0.001 par value, underlying preferred stock (3)	1,950,000 shares	$ 4.00	7,800,000	918.06
Common stock, $0.001 par value, underlying warrant to acquire common stock at $4.25 per share (3)	1,950,000 shares	$ 4.25	8,287,500	975.44
Common stock, $0.001 par value, underlying warrant to acquire common stock at $6.00 per share	487,500 shares	$ 6.00	2,925,000	344.27
Total			$ 41,081,000	$ 4,835.23 (4)

______________

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(2)

Includes up to 285,000 shares and warrants issuable pursuant to our underwriter’s overallotment option.

(3)

Each share of preferred stock may be converted at the holder’s option into a unit consisting of one share of common stock and one common stock purchase warrant to acquire one share of common stock for $4.25 per share for a period of one year from the date of this prospectus. The registrant is registering hereby the common stock and common stock underlying the warrants issuable upon conversion of the preferred stock.

(4)

We previously paid a fee of $5,357.83.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

Explanatory Note

This Registration Statement contains two prospectuses.

The first prospectus forming a part of this Registration Statement is to be used in connection with the underwritten public offering of 2,185,000 units offered at $5.10 per unit.  The units will be offered first to the stockholders of record of JED Oil Inc. as of February 1, 2005, and thereafter, to the extent not fully subscribed by the shareholders of JED, to the public.  Each unit consists of one share of common stock and one common stock purchase warrant to acquire one share of common stock for $5.00 per share for a period of one year from the date of this prospectus. The units will not trade separately.  Accordingly, the registrant is registering 4,370,000 shares of common stock underlying the 2,185,000 units of common stock and warrants, including 570,000 shares of common stock underlying the 285,000 units subject to our underwriter’s overallotment option. The registrant is also registering 2,185,000 warrants underlying the units.  The common stock and warrants underlying the units will be listed and traded separately as more fully disclosed in the first prospectus. The first prospectus immediately follows this explanatory note.

The second prospectus forming a part of this Registration Statement is to be used by stockholders of the registrant in connection with:

•

the resale of the following securities issuable upon conversion by our preferred stockholders of:

•

up to 1,950,000 shares of common stock; and

•

up to 1,950,000 shares of common stock issuable upon exercise of 1,950,000 warrants to acquire common stock at $4.25 per share; and

•

the resale of up to 487,500 shares of common stock issuable upon exercise of warrants held by the  preferred stockholders to acquire common stock at $6.00 per share.

The second prospectus, which immediately follows the first prospectus, consists of:

•

the cover page;

•

Table of Contents;

•

Prospectus Summary;

•

pages 6 through 51of the first prospectus, other than the sections entitled “Use of Proceeds,” “Determination of Offering Price” and “Underwriting,” and pages F-1 through F-26 of the first prospectus;

•

pages SS-1 through SS-10 which will appear in place of the section entitled “Underwriting”; and

•

the back cover page.

iii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated July 26, 2005

JMG Exploration, Inc.

1,900,000 Units

$5.10 Per Unit

This is the initial public offering of JMG Exploration, Inc.  Each unit consists of one share of common stock and one common stock purchase warrant which may be exercised to purchase one share of our common stock at $5.00 per share for a period of one year from the date of this prospectus.  No public market currently exists for our common stock or warrants.  We anticipate that the initial public offering price will be $5.10 per unit.  The units will not trade separately.

We have also registered by separate prospectus the resale by our existing preferred stockholders of up to 1,950,000 shares of common stock issuable upon conversion of 1,950,000 shares of preferred stock, 1,950,000 additional shares of common stock issuable upon exercise of 1,950,000 common stock purchase warrants at a price of $4.25 per share and 487,500 additional shares of common stock issuable upon exercise of 487,500 warrants at a price of $6.00 per share.  Resale shares and warrants owned by officers and directors are subject to a 13 month lockup.  See “Underwriting.”

We have applied to list our common stock and $5.00 warrants for quotation on the Archipelago Exchange under the proposed symbols of “JMG”  and “JMGW,” respectively.

Investing in our common stock and warrants involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per unit	Total
Public offering price	$ 5.10	$ 9,690,000
Underwriting discount and commissions	$ 0.1785	$ 339,150
Proceeds to us before offering expenses	$ 4.9215	$ 9,350,850

Our underwriter is offering these units on a firm commitment basis and expects that delivery of the underlying common shares and warrants will be made on or about __________, 2005.  We have granted our underwriter a 45 day option to purchase up to 285,000 additional units from us to cover any overallotments.

Gilford Securities Incorporated

, 2005

TABLE OF CONTENTS

Page

Prospectus Summary

Risk Factors

4

Special Note Regarding Forward-Looking Statements

9

Use of Proceeds

10

Dividend Policy

11

Capitalization

11

Dilution

12

Selected Historical Financial Data

13

Management’s Discussion and Analysis or Plan of Operation

14

Business

22

Directors, Executive Officers, Promoters and Control Persons

33

Security Ownership of Certain Beneficial Owners and Management

38

Certain Relationships and Related Transactions

39

Description of Securities

42

Underwriting

46

Determination of Offering Price

49

Legal Matters

50

Experts

50

Where You Can Find More Information

51

Index to Financial Statements

52

You may rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Until _____ 2005 (25 days after the date of this prospectus), all dealers that buy, sell or trade these securities may be required to deliver a prospectus.

Prospectus Summary

This summary highlights key aspects of the information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the financial statements and the notes to the financial statements included elsewhere in this prospectus. Unless otherwise indicated, the information contained in this prospectus assumes that all 1,950,000 shares of our preferred stock are converted into 1,950,000 shares of common stock and that no warrants are exercised.

JMG Exploration, Inc.

General

JMG Exploration, Inc. was incorporated under the laws of the State of Nevada on July 16, 2004. We explore for oil and natural gas in the United States and Canada.  We recently completed two private placements totaling $8.8 million and have commenced exploration activities. We plan to make direct property acquisitions and to develop the oil and natural gas properties of others under arrangements in which we will finance the cost of exploration drilling in exchange for interests in the oil or natural gas revenue generated by the properties. Such arrangements are commonly referred to as farm-ins to us, or farm-outs by the property owners to us.

Other than our executive officers, we have no operating personnel and have entered into a technical services agreement with JED Oil Inc. to provide to us office space and equipment and all required personnel, including drilling, field operations and related administrative services on an as needed basis. JED is considered an affiliate of ours because of its ownership interest in us and because two of our directors are directors of JED.  Prior to this offering, JED owned 100% of our common stock, or an 11% voting interest after inclusion of our preferred stock which votes on parity with our common stock.  Many of our preferred stockholders are stockholders of JED and the units are first being offered to stockholders of JED on the basis of one unit for each five shares of JED common stock owned.  The actual common stock ownership of JMG by stockholders of JED following this offering cannot be determined although it is expected to be significant.

We entered into the 2nd Amended and Restated Agreement of Business Principles with JED and Enterra Energy Trust, effective August 1, 2004.   Under the agreement, JED and Enterra shall offer farm-outs to us of exploratory drilling prospects, and we shall offer farm-outs to JED of developed drilling prospects from Enterra and us.  The agreement contemplates that we will pursue exploratory drilling, JED will pursue development drilling, and Enterra will pursue developed and producing assets.  Under the agreement, if we accept a farm-in, we will pay all of the exploration drilling costs and will earn 70%, or a mutually agreeable percentage, of the interest in the producing zones of the wells we drill.  This arrangement provides us with exploration projects developed by JED and Enterra and not just those we identify independently.  Under our farm-outs to JED, JED will pay all of the drilling costs and will earn 70%, or a mutually agreeable percentage, of our interest in the producing zones of the wells drilled under the farm-out.  This arrangement provides us with the potential for a carried working interest in new wells for which we will have no costs.

This agreement also provides that Enterra has the right of first refusal to purchase our interests when we determine that we wish to sell.  The agreement provides that the price for our interest is to be the same consideration as offered under a bona fide third party offer, or if there is no such offer, as determined by an independent engineering report prepared by a mutually agreeable independent engineering firm.    We believe these arrangements will permit us to concentrate on our business plan of exploratory drilling, possibly provide a buyer for our interests as they are developed and permit further development drilling in which we may be able to retain a reduced interest at no additional cost to us.

Our executive offices are located at Suite 2600, 500 - 4th Avenue S.W. Calgary, Alberta, Canada, T2P 2V6 and our telephone number is (403) 537-3250.  We do not have a website.

The offering

Securities outstanding prior to this offering: Common stock Preferred stock	250,000 shares 1,950,000 shares (1)

Securities offered – units consisting of one share of common stock and one warrant:

Common stock underlying units

Common stock purchase warrant to acquire common stock at $5.00 per share underlying units

Common stock underlying $5.00 warrants

1,900,000 shares 1,900,000 warrants 1,900,000 shares
Common stock to be outstanding after this offering	4,100,000 shares (2)
Use of proceeds	We expect to use proceeds of this offering for exploration activities and for working capital.
Risk factors	Please read “Risk Factors” for a discussion of factors you should consider before investing in our common stock or warrants.
Proposed Archipelago Exchange symbols: • Common stock • $5.00 warrants	“JMG” “JMGW”

(1)

Preferred stockholders may elect to convert each share of their preferred stock into one unit consisting of one share of common stock and one warrant to acquire one share of common stock at $4.25 per share.

(2)

Amount gives effect to the assumed conversion of all 1,950,000 shares of preferred stock to units of common stock and warrants on a one-to-one basis but does not include:

•

the issuance of 467,250 shares of common stock upon exercise of stock options;

•

the issuance of 285,000 units upon exercise of our underwriter’s overallotment option; and

•

the issuance of 4,622,500 shares of common stock underlying 4,622,500 outstanding warrants, including the issuance of 285,000 warrants upon exercise of our underwriter’s overallotment option.

Summary Financial Information

The following tables present our selected historical financial data derived from our audited and unaudited financial statements. The summary financial information set forth below should be read in conjunction with our financial statements and the notes to those statements appearing elsewhere in this prospectus.

Statement of Operations Information:

	For the three months ended March 31, 2005	For the period from the date of incorporation on July 16, 2004 to
		December 31, 2004	March 31, 2005
	(unaudited)		(unaudited)
Revenues - interest	$ 73,323	$ 64,630	$ 137,953
Expenses:
General and administrative	256,342	286,060	542,402
Depletion and depreciation	34,316	479,702	514,018
	290,658	765,762	1,056,420
Net loss for the period	(217,335)	(701,132)	(918,467)
Less: cumulative dividends on preferred stock	(193,397)	(323,157)	(516,554)
Net loss applicable to common stockholders	$ (410,732)	$ (1,024,289)	$ (1,435,021)
Net loss per share, basic and diluted	$ (1.64)	$ (4.10)	$ -
Weighted average shares outstanding, basic and diluted	250,000	250,000	250,000

The following table summarizes our unaudited balance sheet as of March 31, 2005. The column labeled “As adjusted” reflects the conversion of all of our preferred stock into 1,950,000 shares of common stock and the receipt of estimated net proceeds of the offering from the sale of 1,900,000 units at $5.10 per unit, after deducting estimated underwriting discounts and commissions and offering expenses payable by us.

Balance Sheet Information:

March 31, 2005
	Actual	As adjusted
	(unaudited)	(unaudited)
Total assets	$ 8,683,009	$ 17,483,859
Total liabilities	$ 1,320,965	$ 1,320,965
Working capital	$ 3,108,317	$ 11,909,167
Common stock	$ 250	$ 4,100
Preferred stock	$ 1,950	$ -
Total stockholders’ equity	$ 7,362,044	$ 16,160,994

 Risk Factors

An investment in the units involves significant risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before investing in our securities. If any of the risks described below develop into actual events, our results of operations and financial condition could be adversely affected which could result in a decline in the market price of our securities, causing you to lose all or part of your investment.

Risks related to our company and the oil and natural gas industry

Our future performance is difficult to evaluate because we have a limited operating history.

We were incorporated in July 2004 and our operations commenced in August 2004.  Since incorporation our operating cash flow needs have been financed solely through a private offering of our preferred stock.  As a result, we have little historical financial and operating information available to help you evaluate our performance or an investment in our common stock and warrants.   See “Financial Statements.”

Other than our executive officers, we have no operating personnel and are dependent upon JED for drilling, field operations and related administrative services.  The loss of JED’s services could substantially increase our costs.

We have entered into a technical services agreement with JED which provides us with all additional personnel required, office space and equipment.  If JED terminates the agreement for any reason, we will be required to find another company willing to provide us with these services or hire personnel, find office space and purchase or lease equipment ourselves.  Retaining another company to provide these services or doing so ourselves could substantially increase our costs.  See “JED Technical Services Agreement.”

We depend on our executive officers for critical management decisions and industry contacts.  We have no employment agreements or key person insurance with these individuals and therefore the loss of their services would be costly to us.

We are dependent upon the continued services of our chief executive officer and chief financial officer. We do not have employment agreements with either of these individuals and do not carry key person insurance on their lives. The loss of the services of either of our executive officers, through incapacity or otherwise, would be costly to us and would require us to seek and retain other qualified personnel.  See “Management.”

Potential conflicts of interest in our relationship with JED and Enterra may cause us to receive proceeds from the sale of our exploration prospects that are less favorable than we might have obtained from third parties.

Several of the senior officers and directors of JED, Enterra and JMG have equity ownership in all three companies and hold the following executive positions and/or board memberships:

•

H. S. (Scobey) Hartley is our Chief Executive Officer, President and director, a director of Enterra and a consultant to Enterra and JED;

•

Thomas J. Jacobsen is Chairman of JMG and Chief Executive Officer and a director of JED;  and

•

Ludwig (Louie) Gierstorfer is a director of JMG and JED.

We also have a business principles agreement with JED and Enterra, which gives each of them certain rights to develop our exploration prospects.  As a result of these relationships and the business principles agreement, we may receive proceeds from the sale of our exploration prospects that are less than we might have obtained from unaffiliated third parties.  See “Business - Agreement of Business Principles.”

A substantial or extended decline in oil and natural gas prices could reduce our future revenue and earnings.

The price we receive for future oil and natural gas production will heavily influence our revenue, profitability, access to capital and rate of growth. Oil and natural gas are commodities and their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile and currently oil and natural gas prices are significantly above historic levels. These markets will likely continue to be volatile in the future and current record prices for oil and natural gas are expected by many to decline in the future. The prices we may receive for any future production, and the levels of this production, depend on numerous factors beyond our control. These factors include the following:

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changes in global supply and demand for oil and natural gas;

•

actions by the Organization of Petroleum Exporting Countries, or OPEC;

•

priced and quantities of imports of foreign oil and natural gas in Canada and the U.S.;

•

political conditions, including embargoes, which affect other oil-producing activities;

•

levels of global oil and natural gas exploration and production activity;

•

levels of global oil and natural gas inventories;

•

weather conditions affecting energy consumption;

•

technological advances affecting energy consumption; and

•

prices and availability of alternative fuels.

Lower oil and natural gas prices may not only decrease our future revenues but also may reduce the amount of oil and natural gas that we can produce economically. A substantial or extended decline in oil or natural gas prices may reduce our earnings, cash flow and working capital.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could substantially increase our costs and reduce our profitability.

Oil and natural gas exploration is subject to numerous risks beyond our control; including the risk that drilling will not result in any commercially viable oil or natural gas reserves. Our decisions to develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations.  Failure to successfully discover oil or natural gas resources will increase our costs, decrease our revenue and decrease our profitability.

Reserve estimates depend on many assumptions that may turn out to be inaccurate. Our cost of drilling, completing and operating wells will be uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling, including the following:

•

delays imposed by or resulting from compliance with regulatory requirements;

•

pressure or irregularities in geological formations;

•

shortages of or delays in obtaining equipment and qualified personnel;

•

equipment failures or accidents;

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adverse weather conditions;

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reductions in oil and natural gas prices;

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land title problems; and

•

limitations in the market for oil and natural gas.

We currently have no proved oil and or gas reserves and therefore are unable to finance our overhead or our drilling commitments with cash flow from our oil and gas sales.

We have not discovered any oil and gas, and therefore we have no oil and gas reserves nor any revenue that would otherwise be generated from these reserves. Accordingly, we are unable to finance any of our overhead costs

or drilling expenses from such revenues and will be required to use proceeds from the offering to fund these costs and expenses.   See “Financial Statements.”

Our planned expenditures for explorations prospects exceed our current capital resources and the entire proceeds of this offering.  If our warrants are not exercised we will have insufficient capital to meet the planned exploration expenditures for our prospects.

We had cash and cash equivalents of $3,521,941 at March 31, 2005 and we estimate that our net proceeds from this offering will be approximately $8,800,850, assuming no exercise of our underwriter‘s overallotment option.  These funds are insufficient to fully exploit our current exploration prospects. In the event that funds from the exercise of these warrants are unavailable, we will delay the deployment of funds for the balance of these expenditures until alternative sources of capital are identified.  In the event that alternative sources of capital cannot be identified, we will have insufficient capital to complete all of our explorations prospects.  Failure to complete our exploration prospects as planned could require that we write-off all costs associated with the prospect.  See “Management’s Discussion and Analysis or Plan of Operation.”

We may incur substantial losses and be subject to substantial liability claims as a result of our oil and natural gas operations.

We are not insured against all risks associated with our oil and natural gas operations.  Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration activities will be subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

•

environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater contamination;

•

abnormally pressured formations;

•

mechanical difficulties, such as stuck oilfield drilling and service tools and casing collapse;

•

fires and explosions;

•

personal injuries and death; and

•

natural disasters.

Any of these risks could adversely affect our ability to operate or result in substantial losses to our company. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event that is not fully covered by insurance occurs, it could adversely affect us.

Market conditions or operational impediments may hinder our access to oil and natural gas markets or delay our production.

Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our future oil and natural gas production will depend on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production will depend in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut-in wells for a lack of a market or because of inadequacy or unavailability of natural gas pipeline or gathering system capacity. If that were to occur, we would be unable to realize revenue from those wells until production arrangements were made to deliver our production to market.  We presently have no contracts with operators of gathering systems, pipelines or processing facilities with respect to our exploration prospects.

We are subject to complex laws that can affect the cost, manner and feasibility of doing business thereby increasing our costs and reducing our profitability.

Development, production and sale of oil and natural gas are subject to extensive federal, state, provincial, local and international laws and regulations. We may be required to make large expenditures to comply with governmental regulations. Matters subject to regulation include:

•

discharge permits for drilling operations;

•

drilling bonds;

•

reports concerning operations;

•

spacing of wells;

•

unitization and pooling of properties; and

•

taxation.

        Under these laws, we could be liable for personal injuries, property damage and other damages. Failure to comply with these laws may also result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase our costs of doing business. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially and adversely affect our financial condition and results of operations.

We may incur substantial liabilities to comply with environmental laws and regulations.

        Oil and natural gas operations are subject to stringent federal, state, provincial, local and international laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:

•

require acquisition of a permit before drilling commences;

•

restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;

•

limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and

•

impose substantial liabilities for pollution resulting from our operations.

Failure to comply with these laws and regulations may result in the assessment of administrative, civil, and criminal penalties, incurrence of investigatory or remedial obligations, or the imposition of injunctive relief. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our results of operations, competitive position, or financial condition. Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release of such materials or if our operations were standard in the industry at the time they were performed.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oilfield services could adversely affect our ability to execute our plans on a timely basis and within our budget.

        Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our development operations, which could have a material adverse effect on our business, financial condition or results of operations.

Competition in the oil and natural gas industry is intense, which may increase our costs and otherwise adversely affect our ability to compete.

        We operate in a highly competitive environment for prospects suitable for exploration, marketing of oil and natural gas and securing the services of trained personnel. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for prospective oil and natural gas properties and prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit.  In order for us to compete with these companies, we may have to increase the amounts we pay for prospects, thereby reducing our profitability.  See “Business - Competition.”

We may not be able to compete successfully in acquiring prospective reserves, developing reserves, marketing oil and natural gas, attracting and retaining quality personnel and raising additional capital.

Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, there is substantial competition for capital available for investment in the oil and natural gas industry. Our inability to compete successfully in these areas could have a material adverse effect on our business, financial condition or results of operations.  See “Business - Competition.”

Risks related to our securities and this offering

No public market for our common stock or warrants exists and you cannot be certain that an active trading market will be established or that our common stock or warrants will trade above the unit price.

Currently there is no public trading market for our common stock and warrants. An active trading market may not develop or continue following the completion of this offering. The market price of our securities may decline below the unit price and you may incur a loss on your investment.

Issuance of additional preferred stock could discourage a change in our control, reduce the market price of our common stock and warrants, and result in the holders of preferred stock being granted voting rights that are superior to those of the holders of common stock.

We are authorized to issue preferred stock without obtaining the consent or approval of our stockholders. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control. Management also has the right to grant superior voting rights to the holders of preferred stock. Any issuance of preferred stock could materially and adversely affect the market price of our common stock and warrants, and the voting rights of the holders of common stock. The issuance of preferred stock may also result in the loss of the voting control of holders of common stock to the holders of preferred stock.  See “Description of Securities – Preferred Stock.”

We have never declared or paid cash dividends on our common stock. We currently intend to retain future earnings to finance the operation, development and expansion of our business.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.  Accordingly, investors will only see a return on their investment if the value of our securities appreciates.

Shares eligible for public sale after this offering could cause the price of our common stock and warrants to decline.

Prior to this offering, there has been no public market for any of our securities. Future sales of substantial amounts of common stock and warrants in the public market, or the perception that such sales may occur, could adversely affect the market prices of our common stock and warrants.

In addition to 2,185,000 shares of common stock being registered in this prospectus, we are registering up to 2,185,000 additional shares of common stock underlying up to 2,185,000 warrants to purchase common stock at $5.00 per share.

By separate prospectus we are also registering:

•

3,900,000 shares of common stock underlying our  preferred stock, consisting of 1,950,000 shares of common stock and 1,950,000 shares of common stock issuable upon exercise of warrants to acquire common stock at $4.25 per share; and

•

487,500 shares of common stock underlying warrants to acquire common stock for $6.00 per share.

Accordingly, 1,900,000 shares of common stock being sold under this prospectus and up to 6,287,500 shares of our common stock issuable upon conversion of our preferred stock and warrants will be free trading and may be sold at any time, except for 274,325 shares beneficially owned by our officers and directors which are subject to a 13-month lockup agreement with our underwriter.

A total of 250,000 shares of our common stock held by our sole common stockholder upon completion of this offering will be "restricted securities," as that phrase is defined in Rule 144, and may be resold in August 2005 pursuant to Rule 144 under the Securities Act of 1933.   See “Description of Securities –Shares eligible for future sale.”

Special Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $8,800,850, after deducting underwriting discounts and commissions of $339,150, our underwriter’s $50,000 accountable expense allowance and our estimated offering expenses of $500,000. We will receive additional net proceeds of up to $1,402,627, after deducting $50,872 in underwriting discounts and commissions, if our underwriter exercises its overallotment option to purchase up to 285,000 additional units, for total combined net proceeds of $10,203,477.

We intend to use the net proceeds of this offering for the development of oil and gas exploration prospects.  Our planned capital expenditures for exploration activities during calendar 2005 that are to be funded from the proceeds of this offering are as follows:

	Use of proceeds
Purpose	Without overallotment	With overallotment
Bakken Sand prospects	$ 5,200,000	$ 5,200,000
Pinedale prospects	2,400,000	4,800,000
Working capital	1,200,850	203,477
	$ 8,800,850	$ 10,203,477

The following table summarizes the maximum proceeds from the exercise of our warrants.  The $6.00 warrants expire December 31, 2006.  All other warrants expire one year from the date of this prospectus.

Warrant summary	Number of warrants	Exercise price	Maximum proceeds
Warrants issued in the preferred stock private placement	487,500	$ 6.00	$ 2,925,000
Warrants issuable upon conversion of preferred stock	1,950,000	$ 4.25	$ 8,287,500
Warrants issued in this offering	1,900,000	$ 5.00	$ 9,500,000
Warrants issuable under our underwriter’s over-allotment option	285,000	$ 5.00	$ 1,425,000
	4,622,500	$4.25 - $6.00	$ 22,137,500

We intend to use the net proceeds from the exercise of warrants, if any, for exploration activities and other general corporate purposes.  The following table summarizes in order of priority our expected use of proceeds from the exercise of the above warrants assuming 25%, 50%, 75% and 100% of the warrants are exercised.

	Assumed percentage of warrant proceeds received
Purpose	25%	50%	75%	100%
Bakken Sand prospects	$ 3,500,000	$ 3,500,000	$ 3,500,000	$ 3,500,000
Pinedale prospects	2,000,000	7,500,000	8,300,000	8,300,000
Working capital	34,375	68,750	4,803,125	10,337,500
	$ 5,534,375	$ 11,068,750	$ 16,603,125	$ 22,137,500

In the event funds from the exercise of warrants are unavailable, we will delay our exploration activities until alternative sources of capital are identified.  Failure to complete our exploration prospects as planned does not trigger any penalties in our agreements, but could require that we write-off certain prospect costs.

Pending our application of proceeds as we have described, we will invest proceeds in short-term, investment grade interest bearing securities.

Dividend Policy

We have never declared or paid cash dividends on our common stock. We currently intend to retain future earnings to finance the operation, development and expansion of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

Capitalization

The following table sets forth our unaudited capitalization as of March 31, 2005. Our capitalization is presented:

•

on an actual basis; and

•

on an as adjusted basis to reflect the sale of 1,900,000 units offered by us at $5.10 per unit, after deducting estimated underwriting expenses and commissions and offering expenses payable by us, and the conversion of all of our preferred stock into 1,950,000 shares of common stock and 1,950,000 warrants to acquire an equal number of shares of common stock at $4.25 per share.

You should read this table together with “Management’s Discussion and Analysis or Plan of Operation,” the financial statements and notes thereto and other information appearing elsewhere in this prospectus.

	As of March 31, 2005
	Actual	As adjusted
	(unaudited)	(unaudited)
Stockholders’ equity:
Common stock, $0.001 par value: 25,000,000 shares authorized, 250,000 issued and outstanding (actual) and 4,100,000 issued and outstanding (as adjusted)	$ 250	$ 4,100
Preferred Stock, $0.001 par value: 10,000,000 authorized, 1,950,000 issued and outstanding (actual) and no shares issued and outstanding (as adjusted)	1,950	-
Additional paid-in capital	8,790,025	17,398,975
Share purchase warrants	4,875	194,875
Deficit accumulated during the development stage	(1,435,021)	(1,435,021)
Cumulative translation adjustment	(35)	(35)
Total stockholders’ equity	7,362,044	16,162,894
Total capitalization	$ 7,362,044	$ 16,162,894

The information provided above excludes:

•

467,250 shares of common stock issuable upon exercise of outstanding stock options;

•

up to 4,622,500 shares of common stock issuable upon exercise of warrants, including the issuance of 285,000 warrants upon exercise of our underwriter’s overallotment option;

•

common stock and warrants issuable upon exercise of our underwriter’s overallotment option; and

•

190,000 shares of common stock issuable upon exercise of our underwriter’s warrants.

Dilution

Our pro forma net tangible book value (unaudited) as of March 31, 2005 was $7,362,044, or $3.35 per share of common stock and common stock equivalents. Our pro forma net tangible book value per share represents our total tangible assets at March 31, 2005, less total liabilities, divided by the pro forma total number of shares of common stock outstanding at such date.  The pro forma total number of shares of common stock outstanding assumes that all 1,950,000 shares of our preferred stock convert into an equal number of shares of common stock.  The dilution in pro forma net tangible book value per share represents the difference between the $5.10 price paid by purchasers of units in this offering ($5.00 of which is attributable to the common stock and $0.10 of which is attributable to the warrants) and the net tangible book value per share of our common stock immediately following this offering.

After giving effect to the sale of 1,900,000 units offered by us at $5.10 per unit and after deducting estimated underwriting discounts and commissions, and offering expenses payable by us, our pro forma net tangible book value, as adjusted, as of March 31, 2005 would have been approximately $16,162,894 or $3.94 per share of common stock. This amount represents an immediate increase in pro forma net tangible book value of $0.60 per share to the existing stockholders and an immediate dilution in pro forma net tangible book value of $1.06 per share of common stock to new investors purchasing units in this offering.

The following table illustrates the dilution in pro forma net tangible book value per share to new investors.

Offering price per unit attributable to common stock		$ 5.00
Pro forma net tangible book value (unaudited) as of March 31, 2005	$ 3.35
Increase per share resulting from this offering	0.60
Pro forma net tangible book value after this offering		3.94
Dilution per share to new investors in this offering		$ 1.06

The following table summarizes on a pro forma basis, as of March 31, 2005, the number of shares of common stock purchased from us, the total consideration paid to us, and the average price per share paid by existing stockholders and new investors purchasing units in this offering, before estimated offering expenses:

	Shares purchased		Total consideration		Average price
	Number	Percent	Amount	Percent	per share
Sole common stockholder	250,000	6%	$ 1,000,000	5%	$ 4.00
Preferred stockholders	1,950,000	48%	7,800,000	43%	$ 4.00
New investors	1,900,000	46%	9,500,000	52%	$ 5.00
Total	4,100,000	100%	$ 18,300,000	100%

The information for existing stockholders in the table above:

•

assumes the conversion of all 1,950,000 shares of preferred stock into 1,950,000 shares of common stock;

•

excludes shares of common stock issuable upon exercise of outstanding stock options and outstanding warrants, warrants purchased in this offering, warrants issuable upon exercise of our underwriter’s overallotment option and warrants issued to our underwriter in this offering; and

•

attributes $5.00 of the $5.10 unit price to the common stock and $0.10 to the warrants.

Selected Historical Financial Data

The following tables present our selected historical financial data derived from our financial statements.  The following selected financial data should be read in conjunction with the audited financial statements and the notes thereto included elsewhere in this prospectus. The statement of operations data set forth below with respect to the period from incorporation on July 16, 2004 to December 31, 2004, the three months ended March 31, 2005 (unaudited) and the balance sheet data as of March 31, 2005 (unaudited) are derived from, and are referenced to, our audited financial statements included elsewhere in this prospectus.

	For the three months ended March 31, 2005	For the period from the date of incorporation on July 16, 2004 to
		December 31, 2004	March 31, 2005
	(unaudited)		(unaudited)
Revenues - interest	$ 73,323	$ 64,630	$ 137,953
Expenses:
General and administrative	256,342	286,060	542,402
Depletion and depreciation	34,316	479,702	514,018
	290,658	765,762	1,056,420
Net loss for the period	(217,335)	(701,132)	(918,467)
Less: cumulative dividends on preferred stock	(193,397)	(323,157)	(516,554)
Net loss applicable to common stockholders	$ (410,732)	$ (1,024,289)	$ (1,435,021)
Net loss per share, basic and diluted	$ (1.64)	$ (4.10)	$ -
Weighted average shares outstanding, basic and diluted	250,000	250,000	250,000

The following table summarizes our unaudited balance sheet as of March 31, 2005. The column labeled “As adjusted” reflects the conversion of all of our preferred stock into 1,950,000 shares of common stock and the receipt of estimated net proceeds from the sale of 1,900,000 units at $5.10 per unit, after deducting estimated underwriting discounts and commissions and offering expenses payable by us.

Balance Sheet Information:

March 31, 2005
	Actual	As adjusted
	(unaudited)	(unaudited)
Total assets	$ 8,683,009	$ 17,483,859
Total liabilities	$ 1,320,965	$ 1,320,965
Working capital	$ 3,108,317	$ 11,909,167
Common stock	$ 250	$ 4,100
Preferred stock	$ 1,950	$ -
Total stockholders’ equity	$ 7,362,044	$ 16,160,994

Management’s Discussion and Analysis or Plan of Operation

You should read the following discussion of the financial condition and plan of operation in conjunction with our historical financial statements included elsewhere in this prospectus. Among other things these historical statements include more detailed information regarding the basis of presentation for the following information. The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of various factors, including those discussed in “Risk Factors” and elsewhere in this prospectus.

Overview

 JMG Exploration, Inc. was incorporated under the laws of the State of Nevada on July 16, 2004. We explore for oil and natural gas in the United States and Canada.  We recently completed two private placements totaling $8.8 million and have commenced exploration activities. We plan to make direct property acquisitions and to develop the oil and natural gas properties of others under arrangements in which we will finance the cost of exploration drilling in exchange for interests in the oil or natural gas revenue generated by the properties. Such arrangements are commonly referred to as farm-ins to us, or farm-outs by the property owners to us.

Other than our executive officers, we have no operating personnel and have entered into a technical services agreement with JED Oil Inc. to provide us office space and equipment and all required personnel, including drilling, field operations and related administrative services on an as needed basis. JED is considered an affiliate of ours because of its ownership interest in us and because two of our directors are directors of JED.  Prior to this offering, JED owned 100% of our common stock, or an 11% voting interest after inclusion of our preferred stock which votes on parity with our common stock.  Many of our preferred stockholders are stockholders of JED and the units are first being offered to stockholders of JED on the basis of one unit for each five shares of JED common stock owned.  The actual common ownership of JMG by stockholders of JED following this offering cannot be determined although it is expected to be significant.

We entered into the 2nd Amended and Restated Agreement of Business Principles with JED and Enterra Energy Trust, effective August 1, 2004.   Under the agreement, JED and Enterra shall offer farm-outs to us of exploratory drilling prospects, and we shall offer farm-outs to JED of developed drilling prospects from Enterra and us.  The agreement contemplates that we will pursue exploratory drilling, JED will pursue development drilling, and Enterra will pursue developed and producing assets.  Under the agreement, if we accept a farm-in, we will pay all of the exploration drilling costs and will earn 70%, or a mutually agreeable percentage, of the interest in the producing zones of the wells we drill.  This arrangement provides us with exploration projects developed by JED and Enterra and not just those we identify independently.  Under our farm-outs to JED, JED will pay all of the drilling costs and will earn 70%, or a mutually agreeable percentage, of our interest in the producing zones of the wells drilled under the farm-out.  This arrangement provides us with the potential for a carried working interest in new wells for which we will have no costs.

This agreement also provides that Enterra has the right of first refusal to purchase our interests when we determine that we wish to sell.  The agreement provides that the price for our interest is to be the same consideration as offered under a bona fide third party offer, or if there is no such offer, as determined by an independent engineering report prepared by a mutually agreeable independent engineering firm.    We believe these arrangements will permit us to concentrate on our business plan of exploratory drilling, possibly provide a buyer for our interests as they are developed and permit further development drilling in which we may be able to retain a reduced interest at no additional cost to us.

Financial operations overview

Revenue.    Any future revenue will principally be dependent upon our success in acquiring oil and natural gas reserves as a result of our exploration activities. Our ownership interest in the production from these properties will be measured in "barrels of oil equivalent" or "BOE" per day, a term that encompasses both oil and natural gas production.

Critical to our revenue stream from any production activities is the market price for crude oil and natural gas. Year end benchmark prices for crude oil and natural gas were as follows:

	December 31,
	2004	2003	2002
West Texas Intermediate grade crude oil, per barrel	41.10	32.14	29.38
NYMEX Natural Gas Index (per MCF)	7.16	5.13	4.37

Our realized price for any oil and natural gas production will be dependent upon the actual quality of the production which could result in a premium or discount to the above indices. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. If oil and natural gas prices decrease it could affect the overall valuation of the property reserves as well and we may be required to take write-downs of the carrying values of any interests we have in oil and natural gas properties.

We may use derivative financial instruments when we deem them appropriate to hedge exposure to changes in the prices of crude oil and natural gas and fluctuations in interest rates and foreign currency exchange rates. There are currently no hedges in place and none were in place at December 31, 2004.

Royalty expense.    Royalty expense will be based on the percentage royalties calculated by applying the applicable royalty rate or formula.

Production expense.    Production costs will include operating costs associated with field activities.

General and administrative expense.    General and administrative expense relates to compensation and overhead for executive officers and fees for general operational and administrative services.  We have contracted out all field personnel and equipment necessary for exploration activities, and for related administrative functions. We expect that initially these costs as a percentage of revenue will be higher than desired due to recently commencing operations, but if production and revenue increase these costs should fall within industry ranges.

Depletion, depreciation and asset retirement obligation accretion expense.    We follow the successful-efforts method of accounting for oil and natural gas operations whereby we capitalize all costs relating to our acquisition of, exploration for and development of, oil and natural gas reserves. Our financial condition and results of operations will be sensitive to, and may be adversely affected by, a number of subjective or complex judgments relating to methods, assumptions or estimates required under the successful-efforts method of accounting concerning the effect of matters that are inherently uncertain.

With respect to asset retirement obligations we intend to follow Financial Accounting Standards Board, or FASB, Statement No. 143 - "Accounting for Asset Retirement Obligations," whereby the fair value, which is the discounted future value of the future cash flows associated with the retirement of tangible long-lived assets, is recognized as a liability on the balance sheet when incurred. The associated asset retirement costs are capitalized as part of the current value of the long lived assets. The liability value accretes until we expect to settle the retirement obligation.

Preferred dividend.  In August 2004, we issued 1,950,000 shares of preferred stock which pays a 10% annual dividend on a quarterly basis.  Quarterly dividends on this series of preferred stock amount to $195,000.   All holders of our preferred stock have advised us that they expect to convert their preferred stock to common stock following the effectiveness of our registration statement, of which this prospectus is a part.

Critical accounting policies

Successful-efforts method of accounting

Our business is subject to special accounting rules that are unique to the oil and gas industry. There are two allowable methods of accounting for oil and gas business activities: the successful-efforts method and the full-cost method. Under the successful-efforts method, costs such as geological and geophysical, exploratory dry holes and delay rentals are expensed as incurred whereas under the full-cost method these types of charges are capitalized.

We retroactively adopted the successful-efforts method of accounting for our oil and natural gas properties.  Previously, we followed the full-cost method of accounting for our oil and natural gas properties. As no depletion was previously recorded under the full-cost method, no adjustments to our financial statements are required to reflect the change.

Under the successful-efforts method of accounting, all costs of property acquisitions and drilling of exploratory wells are initially capitalized.  If a well is unsuccessful, the capitalized costs of drilling the well, net of any salvage value, are charged to expense.  If a well finds oil and natural gas reserves that cannot be classified as proved within a year after discovery, the well is assumed to be impaired and the capitalized costs of drilling the well, net of any salvage value, are charged to expense.  The capitalized costs of unproven properties are periodically assessed to determine whether their value has been impaired below the capitalized cost, and if such impairment is indicated, a loss is recognized.  We consider such factors as exploratory results, future drilling plans and lease expiration terms when assessing unproved properties for impairment. For each field, an impairment provision is recorded whenever events or circumstances indicate that the carrying value of those properties may not be recoverable from estimated future net revenues.  The impairment provision is measured as the excess of carrying value over the fair value.  Fair value is defined as the present value of the estimated future net revenue from total proved and risked-adjusted probable and possible oil and gas reserves over the economic life of the reserves, based on year end oil and gas prices, consistent with price and cost assumptions used for acquisition evaluations.

Geological and geophysical costs and costs of retaining undeveloped properties are expensed as incurred.  Expenditures for maintenance and repairs are charged to expense, and renewals and betterments are capitalized.  Upon disposal, the asset and related accumulated depreciation and depletion are removed from the accounts, and any resulting gain or loss is reflected currently in income or loss.

Costs of development dry holes and proved leaseholds are depleted on the unit-of-production method using proved developed reserves on a field basis. The depreciation of capitalized production equipment, drilling costs and asset retirement obligations is based on the unit-of-production method using proved developed reserves on a field basis.

To economically evaluate our future proved oil and natural gas reserves, if any, independent engineers must make a number of assumptions, estimates and judgments that they believe to be reasonable based upon their expertise and professional guidelines. Were the independent engineers to use differing assumptions, estimates and judgments, then our financial condition and results of operations could be affected. We would have lower revenues in the event revised assumptions, estimates and judgments resulted in lower reserve estimates, since the depletion and depreciation rate would then be higher. A write-down of excess carrying value also might be required. Similarly, we would have higher revenues and net profits in the event the revised assumptions, estimates and judgments resulted in higher reserve estimates, since the depletion and depreciation rate would then be lower.

Long-lived assets

When assets are placed into service, we make estimates with respect to their useful lives that we believe are reasonable. However, factors such as competition, regulation or environmental matters could cause us to change our estimates, thus impacting the future calculation of depreciation and depletion. We evaluate long-lived assets for potential impairment by identifying whether indicators of impairment exist and, if so, assessing whether the long-lived assets are recoverable from estimated future undiscounted cash flows. The actual amount of impairment loss, if any, to be recorded is equal to the amount by which a long-lived asset’s carrying value exceeds its fair value. Estimates of future discounted cash flows and fair value of assets require subjective assumptions with regard to future operating results and actual results could differ from those estimates. We recorded no impairments of long-lived assets to date.

Abandonment liability

We have adopted SFAS No. 143, "Accounting for Asset Retirement Obligations" from inception.  The net estimated costs are discounted to present values using a credit-adjusted, risk-free rate over the estimated economic life of the properties.  These costs are capitalized as part of the cost of the related asset and amortized. The associated liability is classified as a long-term liability and is adjusted when circumstances change and for the accretion of expense which is recorded as a component of depreciation and depletion.

Stock-based compensation

We account for employee stock options using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, and provide pro forma disclosures of net income (loss) as if a fair value based method had been applied in measuring compensation expense. Under the intrinsic value method, no stock-based compensation expense for stock options issued is reflected in the statement of operations as all grants under our stock option plan have an exercise price equal to the fair market value of the underlying common stock on the date of grant.

We determine the fair value of our common stock by evaluating a number of factors, including our financial condition and business prospects, our stage of development and achievement of key technical and business milestones, private and public market conditions, the terms of our private financings and the valuations of similar companies in our industry.

Contingencies

In the future, we may be subject to adverse proceedings, lawsuits and other claims related to environmental, labor, product and other matters. We will be required to assess the likelihood of any adverse judgments or outcomes of these matters as well as potential ranges of probable losses. A determination of the amount of reserves required, if any, for these contingencies is made after careful analysis of each individual issue. The required reserves may change in the future due to developments in each matter or changes in approach such as a change in settlement strategy in dealing with these potential matters.

Results of operations

Period from incorporation on July 16, 2004 to December 31, 2004

From incorporation through December 31, 2004, we incurred a net loss from operations of $701,132 and a net loss applicable to common stockholders of $1,024,289 after giving effect to preferred stock dividends of $323,157. We have earned $64,630 in interest income for the period.

General and administrative expenses were $286,060 during the period. Both JED and Enterra provide services on our behalf. See “Certain Relationships and Related Transactions.” We compensated our Chief Financial Officer $39,203 for consulting services related to the preparation of this registration statement.  The remaining expenses consist principally of salaries, legal and consulting expenses associated with incorporation and organizational matters.

Depletion and depreciation expenses were $479,702 during the period.  This expense is principally attributable to a $472,172 impairment provision related to the Cut Bank prospect located in Montana.  This impairment is a result of work programs and production evaluation work performed during 2004 on the Cut Bank property that resulted in no commercial quantities of oil.  We have abandoned all planned activities in this prospect.

Period from January 1, 2005 to March 31, 2005 (unaudited)

For the three months ended March 31, 2005, we incurred a net loss from operations of $217,335 and a net loss applicable to common stockholders of $410,732 after giving effect to preferred stock dividends of $193,397. We earned $73,323 in interest income for the period from our investment of excess cash balances.

General and administrative expenses were $256,342 during the period. Both JED and Enterra provide services on our behalf. See “Certain Relationships and Related Transactions.” We compensated our Chief Financial Officer $17,917 for consulting services related to the preparation of this registration statement.  The remaining expenses consist principally of salaries, consulting fees and office costs relating to the preparation and planning of our first exploratory well that commenced drilling in late April 2005 and planning for future drilling activities in Pinedale, Wyoming.

Depletion and depreciation expense was $34,316 during the period ended March 31, 2005. Of this amount, $28,309 was an impairment provision relating to costs incurred in our Cut Bank prospect which we have abandoned.

Period from incorporation on July 16, 2004 to March 31, 2005 (unaudited)

From incorporation on July 16, 2004 through March 31, 2005, we incurred a net loss from operations of $918,467 and a net loss applicable to common stockholders of $1,435,021 after giving effect to preferred stock dividends of $516,554. We have earned $137,953 in interest income for the period from our investment of excess cash balances.

General and administrative expenses were $542,402 during the period. Both JED and Enterra provide services on our behalf. See “Certain Relationships and Related Transactions.” We compensated our Chief Financial Officer $57,120 for consulting services related to the preparation of this registration statement.  The remaining expenses consist principally of salaries, legal and consulting expenses associated with incorporation and organizational matters and for consulting fees and office costs relating to the preparation and planning of our first exploratory well that commenced drilling in late April 2005 and planning for future drilling activities in Pinedale, Wyoming.

Depletion and depreciation expenses were $514,018 during the period.  This expense is principally attributable to a $500,481 impairment provision related to the Cut Bank prospect located in Montana.  This impairment is a result of work programs and production evaluation work performed during 2004 and early 2005 on the Cut Bank property that resulted in no commercial quantities of oil.  We have abandoned all planned activities in this prospect.

Liquidity and capital resources

Cash flows and capital expenditures

At March 31, 2005, we had $3,521,941 in cash and cash equivalents. Since our incorporation, we have financed our operating cash flow needs through private offerings of equity securities.

Cash utilized in operating activities was $108,547 for the period from incorporation on July 16, 2004 to December 31, 2004. The use of cash was attributable to the net loss for the period of $701,132, increased by prepaid expenses of $104,887 and accrued interest of $39,205, and reduced by accounts payable of $82,780, due to JED Oil of $174,195, and depreciation and depletion of $479,702 which did not use cash. The increase in prepaid expenses principally represents deferred costs regarding this offering that will be offset against proceeds.

Cash provided by operating activities was $187,562 for the three months ended March 31, 2005 (unaudited). The generation of cash was principally attributable to the net loss for the period of $217,335, increased by accounts receivable of $14,066, prepaid expenses of $28,412 and accounts payable of 14,402 which did not provide cash, and reduced by due to JED Oil of $387,540 and depreciation and depletion of $34,316 which did not use cash. The increase in prepaid expenses principally represents deferred costs regarding this offering that will be offset against proceeds.

Cash provided by operating activities was $281,675 for the period from incorporation on July 16, 2004 to March 31, 2005 (unaudited). The generation of cash was principally attributable to the net loss for the period of $918,467, increased by accounts receivable of $14,066 and prepaid expenses of $133,299 which did not provide cash, and reduced by accounts payable of $64,214, due to JED Oil of $764,395 and depreciation and depletion of $514,318 which did not use cash. The increase in prepaid expenses principally represents deferred costs regarding this offering that will be offset against proceeds.

We believe the proceeds from our private placements and from this offering are sufficient to fund operations through December 31, 2005. We have no plans for any future issuance of equity securities other than in conjunction with the exercise of outstanding warrants, conversion of our outstanding preferred stock and pursuant to our employee equity compensation plan. Our planned capital expenditures for exploration prospects are summarized below in “Contractual obligations and commitments” and total $13,200,000 for the balance of the year ending December 31, 2005.  Any additional exploration activities are dependent upon the exercise of our outstanding warrants, which are summarized in the table below.  In the event funds from this offering or the exercise of warrants are unavailable, we will delay our exploration activities until alternative sources of capital are identified.

Warrant summary	Number of warrants	Exercise price	Maximum proceeds
Warrants issued in the preferred stock private placement	487,500	$ 6.00	$ 2,925,000
Warrants issuable upon conversion of preferred stock	1,950,000	$ 4.25	$ 8,287,500
Warrants issued in this offering	1,900,000	$ 5.00	$ 9,500,000
Warrants issuable under our underwriter’s over-allotment option	285,000	$ 5.00	$ 1,425,000
	4,622,500	$4.25 - $6.00	$ 22,137,500

Cash provided by financing activities was $8,670,546 for the period from incorporation on July 16, 2004 to December 31, 2004 and was attributable to two private placements completed in 2004. We realized $1,000,000 from the sale of common stock to JED.  We realized $7,797,100 from the sale of 1,950,000 units consisting of preferred stock and warrants.  These sources of financing were offset by $126,554 in preferred dividends paid during the period.  A total of $323,157 in dividends was due for the period of which $196,603 were unpaid as of December 31, 2004.

Cash utilized by financing activities was $195,000 for the three months ended March 31, 2005 (unaudited) and was attributable to preferred dividends paid during the period.

Cash provided by financing activities was $8,475,546 for the period from incorporation on July 16, 2004 to March 31, 2005 (unaudited) and was attributable to two private placements completed in 2004. We realized $1,000,000 from the sale of common stock to JED.  We realized $7,797,100 from the sale of 1,950,000 units consisting of preferred stock and warrants.  These sources of financing were offset by $321,554 in preferred dividends paid during the period.  A total of $516,554 in dividends was due for the period of which $195,000 were unpaid as of March 31, 2005.

Cash utilized in investing activities was $3,521,199 for the period from incorporation on July 16, 2004 to December 31, 2004 and was partially attributable to $1,971,199 in property and equipment purchased principally for the Hooligan Draw prospect of $1,385,228, the Cut Bank prospect of $472,172 and the Fiddler Creek prospect of $113,799.  In conjunction with the execution of an exploration and development agreement, in November 2004 we loaned Fellows Energy $1,500,000, with interest at a rate of 18% per annum, and a fixed and specific charge on all the assets provided as collateral.  The promissory note is due and payable in two installments: the first installment of $750,000 plus accrued interest was due January 31, 2005 and the second, for the remaining balance and all accrued and unpaid interest thereon, is due April 30, 2005.  The first installment due date was extended from

January 31, 2005 to February 22, 2005 and has been paid, including accrued interest to date.  Cash used for investing activities also includes $50,000 paid for drilling deposits.

Cash utilized in investing activities was $1,511,386 for the three months ended March 31, 2005 (unaudited) and was partially attributable to $1,400,000 invested in connection with a farm-in agreement and direct purchase of acreage for several prospects in the Bakken Zone of North Dakota and comprising our Candak prospect, Myrtle Beach prospect and Bluffton prospects.  We also entered into a farm-in agreement for a 77.5% working interest in a joint venture which owns a single section of land on the Pinedale anticline field in the Lance Formation zone.  This utilization of cash was partially offset by the payment of the $750,000 first installment of the Fellows Energy note receivable.

Cash utilized in investing activities was $5,233,716 for the period from incorporation on July 16, 2004 to March 31, 2005 (unaudited) and was principally attributable to $4,358,716 in property and equipment purchased for our exploration prospects which included the following: the Hooligan Draw prospect of $1,385,228, the Cut Bank prospect of $472,172, the Fiddler Creek prospect of $113,799, and $1,400,000 invested in connection with a farm-in agreement and direct purchase of acreage for several prospects in the Bakken Zone of North Dakota and comprising our Candak prospect, Myrtle Beach prospect and Bluffton prospects.  In November 2004 we loaned Fellows Energy $1,500,000, with interest at a rate of 18% per annum, and a fixed and specific charge on all the assets provided as collateral.  The promissory note was due and payable in two installments: the first installment of $750,000 plus accrued interest was due January 31, 2005 and the second, for the remaining balance and all accrued and unpaid interest thereon, was due April 30, 2005.  The first installment has been paid, including accrued interest to date.

Subsequent event

In May 2005, we accepted the remaining 50% working interest in the contracted lands we did not already own as payment in full on the final installment of the note due from Fellows Energy, including accrued interest to date.  We granted Fellows an option through June 30, 2005 to reacquire an undivided 50% interest in the exploration and development lands for $391,249, and the option was exercised on June 28, 2005.

Contractual obligations and commitments

Our exploration prospects have several phases of possible development.  The table below summarizes the estimated costs of the initial exploration phase for our current prospects.  Costs subsequent to this phase cannot be estimated at this time as they are dependent upon the results of the exploration activities.  In the event the results of the initial exploration are positive, our investment in subsequent exploration phases could be substantial.  In the event the results of the initial exploration are not positive, there may be no further expenditures on the prospect.

The amounts summarized below represent our planned expenditures for these prospects.  There are no contractual commitments in place with respect to our exploration activities.  In the event funds from this offering or the exercise of warrants are unavailable, we will delay the deployment of funds for these commitments until alternative sources of capital are identified.  Expenditures in the fourth quarter are dependent upon the underwriter’s exercise of its overallotment option of $1,402,627 and will be reduced if these funds are not realized.

	Planned expenditures for exploration prospects
	Year ending December 31, 2005
	QTR 2	QTR 3	QTR 4	Total
Bakken Sand prospects	$ -	$ 5,200,000	$ -	$ 5,200,000
Pinedale prospects	-	-	4,800,000	4,800,000
Other		-	200,000	200,000
Total	$ -	$ 5,200,000	$ 5,000,000	$ 10,200,000

We have warrants outstanding exercisable into shares of our common stock at prices ranging from $4.25 to $6.00 per share, which expire in one to two years from the date of this prospectus and for which the maximum proceeds aggregate $22,137,500.  Proceeds from the exercise of these warrants, if any, will first be used in our Bakken Sand prospects up to a total of $3,500,000, then for our Pinedale prospects up to a total of $8,300,000 and any balance to working capital.

Qualitative and Quantitative Disclosures about Market and Credit Risk

We are exposed to all of the normal market risks inherent within the oil and natural gas industry, including commodity price risk, foreign-currency rate risk, interest rate risk and credit risk. We plan to manage our operations in a manner intended to minimize our exposure to such market risks.

Credit Risk.  Credit risk is the risk of loss resulting from non-performance of contractual obligations by a customer or joint venture partner. A substantial portion of our accounts receivable are expected to be with customers in the energy industry and are subject to normal industry credit risk. We intend to assess the financial strength of our customers and joint venture partners through regular credit reviews in order to minimize the risk of non-payment.

Market Risk.  We are exposed to market risk from changes in currency exchange rates. As JED and Enterra are based in Canada, we may be adversely affected by changes in the exchange rate between U.S. and Canadian dollars as most of our operating expenses, drilling expenses and general overhead expenses will be billed by JED and Enterra in Canadian dollars. The price we will receive for oil and natural gas production from operations in Canada, if any, will be based on a benchmark expressed in U.S. dollars, which is the standard for the oil and natural gas industry worldwide. Changes to the exchange rate between U.S. and Canadian dollars can adversely affect us. When the value of the U.S. dollar increases, we will receive higher revenue from any Canadian prospects and when the value of the U.S. dollar declines, we will receive lower revenue from any Canadian prospects on the same amount of production sold at the same prices.

Interest Rate Risk.  Interest rate risk will exist principally with respect to any future indebtedness that bears interest at floating rates. At March 31, 2005, we had no indebtedness and do not contemplate utilizing indebtedness as a means of financing our exploration activities.

Recent accounting pronouncements

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), “Share-Based Payment,” which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation.”  Statement 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.”  Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123.  However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative.

Statement 123(R) must be adopted by small-business issuers at the beginning of the first interim or annual period beginning after December 15, 2005.  Early adoption will be permitted in periods in which financial statements have not yet been issued.  We expect to adopt Statement 123(R) on January 1, 2006.

Statement 123(R) permits public companies to adopt its requirements using one of two methods:

•

A modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123(R) that remain unvested on the effective date; or

•

A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures either for (a) all periods presented or (b) prior interim periods of the year of adoption.

We plan to adopt Statement 123 using the modified-prospective method.

As permitted by Statement 123, we currently account for share-based payments to employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognize no compensation cost for employee stock options.  Accordingly, the adoption of Statement 123(R)’s fair value method will have a significant impact on our results of operations, although it will have no impact on our overall financial position.  The impact of adoption of Statement 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.  However, had we adopted Statement 123(R) in prior periods, the impact of that standard would have approximated the impact of Statement 123 as described in note 6(d) to our financial statements.

Business

Our business

 We were incorporated under the laws of the State of Nevada on July 16, 2004. We explore for oil and natural gas in the United States and Canada.  We completed two private placements totaling $8.8 million in August 2004 and have commenced exploration activities.

To date we have entered into:

•

a farm-in agreement for a prospect in the Powder River Basin area of eastern Wyoming, which we refer to as the Hooligan Draw prospect;

•

an exploration, development and conveyance agreement with Fellows Energy Ltd. to drill its Weston County, Wyoming and Gordon Creek, Utah prospects, as amended to terminate our drilling and expenditure commitments;

•

a farm-in agreement and direct purchase of acreage for several prospects in the Bakken Zone of North Dakota which we refer to as the Candak prospect, Myrtle Beach prospect and Bluffton prospect;

•

a joint venture to explore the Pinedale anticline field in Wyoming for natural gas reserves, which we refer to as the Pinedale anticline prospect;

•

a farm-in agreement for a prospect in the Cut Bank Sand field of Montana, which we refer to as the Cut Bank prospect and which was terminated during the quarter ended December 31, 2004; and

•

a farm-in agreement for a prospect in the Fiddler Creek Heavy Oil District in southern Montana, which we refer to as the Fiddler Creek prospect. We have since re-evaluated the Fiddler Creek prospect and have recently terminated the agreement.

Agreement of Business Principles

We entered into the 2nd Amended and Restated Agreement of Business Principles with JED and Enterra Energy Trust, effective August 1, 2004.   Under the agreement, JED and Enterra shall offer farm-outs to us of exploratory drilling prospects, and we shall offer farm-outs to JED of developed drilling prospects from Enterra and us.  The agreement contemplates that we will pursue exploratory drilling, JED will pursue development drilling, and Enterra will pursue developed and producing assets.  Under the agreement, if we accept a farm-in, we will pay all of the exploration drilling costs and will earn 70%, or a mutually agreeable percentage, of the interest in the producing zones of the wells we drill.  This agreement may provide us with exploration projects developed by JED and Enterra and not just those we identify independently.  Under our farm-outs to JED, JED will pay all of the drilling costs and will earn 70%, or a mutually agreeable percentage, of our interest in the producing zones of the wells drilled under the farm-out.  This arrangement provides us with the potential for a carried working interest in new wells for which we will have no costs.

We have also agreed that Enterra has the right of first refusal to purchase our interests when we determine that we wish to sell. The agreement provides that the price for our interest is to be the same consideration as offered under a bona fide third party offer, or if there is no such offer, as determined by an independent engineering report prepared by a mutually agreeable independent engineering firm.  We believe these arrangements will permit us to concentrate on our business plan of exploratory drilling, possibly provide a buyer for our interests as they are developed and possibly further development drilling in which we may be able to retain a reduced interest at no additional cost to us.

The senior officers and several of the directors of JED, Enterra and JMG have equity ownership in all three companies and hold the following executive positions and/or board memberships:

•

H. S. (Scobey) Hartley is our Chief Executive Officer, President and director, a director of Enterra and a consultant to Enterra and JED;

•

Thomas J. Jacobsen is Chairman of JMG and Chief Executive Officer and a director of JED;  and

•

Ludwig (Louie) Gierstorfer is a director of JMG and JED.

We believe the terms of the 2nd Amended and Restated Agreement of Business Principles are equivalent to those we could obtain from unaffiliated third parties.  The agreement requires independent engineering evaluations as a basis for the valuation of any purchase of a prospect. Nevertheless, under the business principles agreement we may receive proceeds from the sale of our exploration prospects that are less than we might have obtained from unaffiliated third parties.

JED Technical Services Agreement

We have entered into a technical services agreement with JED under which JED provides us with all personnel, office space and equipment on an as needed basis.  The agreement provides that JED will bill us at its cost, including overhead allocation, for all management, operating, administrative and support services. These services include engineering, geological and geophysical analysis, joint venture land activities, drilling operations, well and facility operations, marketing, corporate and business management, planning and budgeting, finance and treasury functions, accounting functions (including general, production and revenue and joint venture accounting, financial reporting, regulatory filing and reporting, corporate and commodity tax, and internal and joint venture audit), payroll, purchasing, human resources, legal services, insurance and risk management, government and regulatory affairs, computer services and information management, administrative services and record keeping, office services and leasing.

Total expenses under this agreement for the period from incorporation on July 16, 2004 through March 31, 2005 (unaudited) were $1,542,787, of which $764,395 was unpaid at March 31, 2005.

The agreement may be terminated upon six months written notice by either party or immediately in the event that:

•

there is a failure to remedy a material breach within 30 days;

•

either party enters bankruptcy proceedings or makes an assignment for the benefit of its creditors; or

•

JMG receives a take over bid for more than 50% of the voting control of JMG, which is supported by the majority of the JMG directors.

JED was formed as an Alberta, Canada corporation in September 2003. JED is a publicly traded American Stock Exchange listed company that develops and operates oil and natural gas properties primarily in western Canada.  JED does not makes direct property acquisitions, but develops the oil and natural gas properties of others under farm-in arrangements in which JED finances the cost of development drilling in exchange for interests in the oil or natural gas revenue generated by the properties.

JED’s operations commenced in January 2004 with a farm-in agreement with Enterra for the development of several properties in East Central Alberta.  JED expects a majority of its development activities for the near future to be through farm-in arrangements with Enterra, although there are no restrictions in place that prevent JED from entering into projects with other companies.  JED currently has 72 employees many of whom were previously employed by Enterra prior to its conversion to an income trust form of organization. As necessary for peak workload requirements, JED management utilizes independent contractors to perform necessary services.

Business strategy

Oil and natural gas exploration prospects will generally be required to meet the following criteria.

Exploratory projects

We intend to concentrate our efforts on oil and natural gas projects that carry a relatively high risk of failure but offer relatively high rewards in terms of a larger potential for significant oil or natural gas reserves. Our management believes that the potential rewards of a significant discovery of oil or natural gas reserves in the current robust commodity price environment adequately compensates for this risk.

Consolidation of adjacent assets

We seek exploration opportunities on lands that are in close proximity to producing fields. These close-in opportunities create the ability to reduce capital program costs by consolidating drilling and gathering facilities. Moreover, drilling costs are lower when wells are drilled as part of a multi-well program, due to reduced rig moving costs and other efficiencies.

Use of seismic and other data in site selection

We intend to generate and analyze seismic data, including three-dimensional seismic information, whenever its use is appropriate for the geology and is cost effective, to further minimize drilling risk. We also intend to use information from adjacent wells, including petrophysical data, production records and completion data to help reduce our risk and costs.  The use of seismic data and other technologies, and the study of producing fields in the same area, provides information that is useful in evaluating a prospect’s potential.  This information will not however enable us to know conclusively prior to drilling and testing whether oil or natural gas will be present or, if present, if it will be in sufficient quantities to recover drilling and completion costs or to be economically viable.

Selection of prospects

We intend to select prospects for exploration which we believe offer us the opportunity to reduce operating costs and maximize economies of scale, thereby improving operating profitability. Considerations include identifying areas of moderate drilling costs, multi-zone potential, year round accessibility and good oil and natural gas plant and pipeline infrastructure.

We expect that many of our prospects will be properties identified by JED and Enterra, and determined to be exploratory in nature, and therefore not the type of drilling prospect that JED or Enterra is seeking.  Any prospects that JED or Enterra believes have merit but that fit our exploratory criteria will be presented to our management for approval.

Oil and natural gas properties under development

Our oil and natural gas properties under development are presently located in Wyoming, and North Dakota.

Hooligan Draw

In August 2004, we entered into an agreement with JED to assign us the drilling of an exploratory well in the Hooligan Draw prospect area of eastern Wyoming.  The assignment of this exploratory opportunity was pursuant to our business principles agreement with JED and Enterra and no consideration was paid for the assignment.  Neither JED nor its affiliates have previously drilled on this prospect.  Pursuant to the agreement, we have drilled an exploratory test well to a total depth of 8,300 feet into the Newcastle Muddy formation.  The well is located approximately 1/2 mile east of the Timber Draw 1-AH well that was drilled in 2001 by Empire Petroleum Corp. The results of the well are currently being evaluated. We are responsible for 95% of the drilling, completion and tie-in costs of the test well and in return we earned a working interest of 40.16% in the test well and the South Block and North Block of lands, as well as a 40.16% working interest in the previously drilled Timber Draw 1-AH well which was subsequently determined to be uneconomic to operate and has been shut in.

Our working interest is the percentage of undivided interest we hold in a well or the petroleum and natural gas rights under a property we seek to explore or develop.  Our tie-in costs are the capital costs required to install a pipeline that connects a producing oil and gas well to an oil or gas facility or pipeline system.  The costs to drill the well through March 31, 2005 were $1,552,097.

Fellows Energy

In November 2004, we entered into a farm-in agreement with Fellows Energy Ltd. to drill its Weston County and Gordon Creek prospects. Under the agreement, we will receive a 50% interest in each prospect in exchange for participating in a $2,000,000 exploration and drilling program on the prospects by November 7, 2005. Under the terms of the agreement, we will fund the first $1,200,000 of the program, and Fellows will share the remaining expenditures on a 50/50 basis.  We have not yet commenced exploration activities on these prospects.  The initial contemplated development program consists of six wells in the Weston County prospect and one well in the Gordon Creek prospect.

On November 8, 2004, we advanced $1,500,000 to Fellows in the form of a bridge loan in anticipation of Fellows completing its private placement financing currently underway.  The loan was due and payable in two installments: the first installment of $750,000 plus accrued interest has been paid, including accrued interest.  In May 2005, we accepted the remaining 50% working interest in the prospects we did not already own as payment in full on the final installment of the loan, including accrued interest.  This transaction eliminated the commitment that required us to spend $2,000,000 by November 7, 2005. We granted Fellows an option through June 30, 2005 to reacquire an undivided 50% interest in the exploration and development lands for $391,249, and the option was exercised on June 28, 2005.

Weston County

The Weston County prospect is a 19,290-acre project on the east flank of the Powder River Basin in Wyoming and involves light oil prospects in the Cretaceous Turner, Dakota, and Minnelusa formations.  These exploration targets consist of sands deposited in channels and marine bars.  Seismic data and offset wells have indicated the potential for structural traps, and for stratigraphic traps against up dip shale pinch outs.  Nearby production from these formations suggest the potential for substantial accumulations of hydrocarbons with very economic rates of production both in primary and water flood phases.  We anticipate that we will commence exploration, permitting and other pre-drilling activities in the third quarter of 2005. The Weston County prospect contains at least 18 previously identified conventional oil and gas drill locations based on extensive seismic evaluation and which are near to producing fields. The final steps of land consolidation are expected to be complete by mid-year, with drilling anticipated to follow shortly thereafter.  These exploration targets are in an area of year round drilling access and are close to oil and gas gathering and processing facilities.  Any production resulting from a discovery will be connected to the existing gathering facilities.

Gordon Creek

The Gordon Creek prospect is a 5,242-acre project in an area of known coal and tight gas sand resources in Carbon County in eastern Utah near other operating coal bed methane projects in Drunkard’s Wash. The project will entail exploration for coal bed methane and non-conventional tight gas sand natural gas resources within the Cretaceous Ferron Formation.  The tight gas sand reservoirs are very sensitive to water invasion from drilling fluids and offsetting formations.  We are evaluating various drilling and completion practices to ensure that these challenges are met.  Access to physically suitable drilling locations and to gas gathering and processing facilities needs to be established with regulators and industry partners prior to drilling.  Current regulatory uncertainty suggests that permitting of a substantial development program subsequent to a discovery may encounter time delays of up to one year while environmental impact assessments and archaeology studies are completed.  Commercial natural gas reserve volumes can be readily tied in to existing infrastructure nearby for access to markets.  Discussions are ongoing to consolidate a regional land position with drilling anticipated to commence in the third or fourth quarter of 2005.

Bakken Sand

We have assembled a portfolio of land and drilling targets along this active industry trend.  The Mississippian Bakken Zone consists of petroliferous shales, sands and dolomites.  The formation has long been recognized to have been oil-bearing, however the geology is complex and varies regionally, and until more recently has been considered too poor a reservoir to produce economically.  The first successes in the Bakken occurred in Montana in a dolomitic carbonate region.

Horizontal wells across fractured zones were demonstrated to generate economic rates of production.  In North Dakota, the middle Bakken contains a regionally consistent sandstone member that is very competent and can be drilled effectively.  Numerous industry players have demonstrated economic light oil production from the Bakken Sand via the use of long horizontal wells (in excess of 5,000 feet in some cases) that have demonstrated initial production rates ranging from 200 to 2,000 barrels per day.  The key to these impressive production rates has been the development of large volume, fracture stimulations which are thought to break out of the Bakken Sand and connect to the overlying oil-bearing Bakken Shale.

The Bakken Sand region of North Dakota, which includes our Candak, Myrtle Beach and Bluffton prospects described below, has been an active hydrocarbon production area for many years.  Access to drilling locations is year round, subject only to temporary road restrictions during winter breakup.  Oil is readily trucked to terminal facilities less than 10 miles in distance and is expected to receive full market value due to the light nature of the oil. Excessive gas production is not expected in the play, but gas gathering pipelines, if required, could be brought into the region at modest cost.

Candak

In January 2005, we purchased mineral rights under 7,000 net acres in northern Divide County, North Dakota for $1,403,000. We continue to accumulate additional acreage to augment this land position.  At the end of March 2005 we had raised this total to 25,560 net acres (35,680 gross acres) at a total additional cost of approximately $395,000.  One extended reach horizontal test well to drill, complete and tie-in for production is planned for late-2005 at an estimated cost of approximately $2,900,000.  We presently anticipate to begin drilling the well in July 2005. The single horizontal leg is planned to extend approximately 1.5 miles in length.

Myrtle Beach

In January 2005, we entered into a farm-in agreement with Eden River Investments, LLC, for a 3,780 net acres (4,840 gross acres) land position in Burke County, North Dakota.  Our obligation is to assume 100% of the expenses to drill, complete and tie-in one horizontal test well up to a maximum sole risk expenditure of $2,900,000.

We will then earn an approximate 83.333% interest in all the lands.  We initiated drilling activities in late April 2005 and completed the well in June 2005, at a cost of approximately $2,900,000.  It is uncertain if the productivity of these horizontal Bakken wells will be favorably augmented by geological faulting in the subsurface.  We are using 3D seismic data to assist in preparing horizontal well trajectories to position on the top of structures in the subsurface where additional fracturing may be present. The Burau 4 well in Burau County North Dakota has successfully been drilled to a total depth of 12,300 feet with a horizontal component of 4,344 feet and is presently being tested.  Preliminary test results have fluctuated between 250 and 450 barrels of oil per day.  We continue to test this well and have yet to determine the stabilized rate of production.

Bluffton

In January 2005, we entered into a farm-in agreement with Eden River Investments, LLC for a 3,177 net acre (4,800 gross acres) land position in Divide County, North Dakota.  Our obligation is to assume 100% of the expenses to drill, complete and tie-in a horizontal test well to earn an 83.333% interest in all the lands.  Drilling of one well must commence by December 31, 2005 and is expected to cost approximately $2,900,000.  It is expected that drilling will commence immediately after the drilling of the Myrtle Beach prospect well in approximately mid-July 2005.  Using 3D seismic data, the location of the horizontal leg of the well will be targeted to cross the highest local geological structure on the prospect block. The Rindell 3 well in Divide County North Dakota is presently drilling at a depth of 9,277 feet including a horizontal distance of 1,100 feet to 12,300 feet with a total estimated horizontal distance of approximately 4,000 feet.

Pinedale Anticline

We invested $2,200,000 for a 77.5% interest in a single section of land on the Pinedale anticline field in Wyoming.  This tight gas play in the Cretaceous Lance Formation has demonstrated tremendous potential over the last several years in the Pinedale anticline and the adjacent Jonah field.   Typical wells encounter in excess of 5,000 feet of gross sand gas pay with individual wells producing up to 13 billion cubic feet or more.  The Lance sands are very tight and discontinuous showing virtually no pressure connection over even short horizontal distances.  Recent drilling practice incorporates down spacing to 40 acres (that is, 16 wells per section), and others are testing 20 acre and 10 acre spacing at present.  Current best practices involve careful drilling through the productive zones followed by multiple fracture stimulations into the best quality sand zones (up to 20 per well).

We are currently acquiring seismic data to target our first two wells.  Seismic amplitudes have been used to identify the most prospective sand packages.  At the same time, seismic data allows for optimal well positioning away from large geologic fault zones that may cause difficulty during drilling.  The first two wells are expected to be completed at a total cost to us of approximately $9,300,000 to drill, complete and tie-in for production. We have considerable discretion as to the timing of drilling the wells.  We plan to limit our expenditures to $2,400,000 in the third quarter of 2005, or $4,800,000 in the event our underwriter exercises its overallotment option.  Any further activity will be delayed pending the proceeds of the warrants, if any, or our identification of alternative sources of capital.

The operational window in some parts of the Pinedale area is restricted during the spring elk calving season for a period of about three months, and consequently there may be times when we may have to curtail our operations temporarily.  Development of the Jonah and Pinedale fields has resulted in an extensive, readily accessible pipeline and gathering system infrastructure in the immediate vicinity.

Cut Bank

In August 2004, we entered into a farm-in agreement with Golden Hawk Resources Ltd. on a prospect in the Cut Bank sand field area of Montana’s Glacier County. Pursuant to the terms of the farm-in agreement, we agreed to re-complete and equip eight to nine wells on the farm-out lands in phase I and phase II of the farm-in agreement.

During the period from incorporation on July 16, 2004 to March 31, 2005, we expended $500,481 under this farm-in agreement. Our work programs and production evaluation work resulted in no commercial quantities of oil and we have abandoned all planned activities in the area.  Accordingly, we recorded an impairment provision related to this prospect of $500,481 for the period from incorporation on July 16, 2004 to March 31, 2005.

Fiddler Creek

In August 2004, we entered into the Fiddler Creek farm-in agreement with several non-affiliated oil and natural gas companies to drill a minimum of one horizontal test well on the farm-in lands.  Pursuant to the terms of the farm-in agreement, we agreed to drill one test well to the Pryor or Grey Bull formations.

In April 2005, we re-evaluated the Fiddler Creek prospect and terminated the agreement. Accordingly, we will record an impairment provision in the second quarter of 2005 for the approximately $164,000 in costs incurred to date in Fiddler Creek.

Insurance coverage

We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration activities will be subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

•

environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater contamination;

•

abnormally pressured formations;

•

mechanical difficulties, such as stuck oilfield drilling and service tools and casing collapse;

•

fires and explosions;

•

personal injuries and death; and

•

natural disasters.

We currently have the following insurance coverage in place:

General liability

$  1,000,000

Pollution liability

$  1,000,000

Umbrella legal liability

$ 14,000,000

Operators extra expense

$ 20,000,000

Employees

As of March 31, 2005, we had two part-time employees.  In order to limit the number of our administrative personnel, in August 2004 we entered into a technical services agreement with JED under which JED provides us with administrative and technical employees, office facilities and equipment at its cost. JED bills us for any employees used by us based on JED’s actual salary and benefits expense for such employees.  JED also bills us for office facilities and equipment which we use based on JED’s actual cost of such facilities and equipment.  Actual costs will vary significantly depending upon the level of prospect activity.

Competition

The oil and natural gas industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on midstream and refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger or integrated competitors may be able to absorb the burden of existing, and any changes to, federal, state, local and tribal laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

Our business strategy discussed above identifies the areas we believe are key in effectively competing in this marketplace in conjunction with our strategic business principles agreement with JED and Enterra Energy Trust.

Government regulation

Our operations are subject to government controls and regulations in the United States and Canada:

United States regulation

In the United States, legislation affecting the oil and gas industry has been pervasive and is under constant review for amendment or expansion. Pursuant to such legislation, numerous federal, state and local departments and agencies have issued extensive rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. Such laws and regulations have a significant impact on oil and gas drilling, pipelines, gas processing plants and production activities, increase the cost of doing business and, consequently, affect profitability. As new legislation affecting the oil and gas industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations. We consider the cost of environmental protection a necessary and manageable part of our business. We expect to be able to plan for and comply with new environmental initiatives without materially altering our operating strategies.

Exploration and production.   Our United States operations are subject to various types of regulation at the federal, state and local levels. Such regulation includes:

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requiring permits for the drilling of wells;

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maintaining bonding requirements in order to drill or operate wells;

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implementing spill prevention plans;

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submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to oil and gas operations; regulating the location of wells;

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regulating the method of drilling and casing wells;

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regulating the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities;

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regulating surface usage and the restoration of properties upon which wells have been drilled;

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regulating the plugging and abandoning of wells; and

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regulating the transporting of production.

Our operations are also subject to various land conservation regulations, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we can produce from wells and limit the number of wells or the locations at which we can drill.

Environmental and occupational regulations. We are subject to various federal, state and local laws and regulations concerning the discharge of incidental materials into the environment, the generation, storage, transportation and disposal of contaminants or otherwise relating to the protection of public health, natural resources, wildlife and the environment, affect exploration, development, processing, and production operations and the costs attendant thereto. These laws and regulations increase overall operating expenses. We maintain levels of insurance customary in the industry to limit financial exposure in the event of a substantial environmental claim resulting from sudden, unanticipated and accidental discharges of oil or other substances. However, 100% coverage is not maintained concerning any environmental claim, and no coverage is maintained with respect to any penalty or fine required to be paid because of violation of any federal, state or local law. We are committed to meeting our responsibilities to protect the environment wherever we operate.

We are also subject to laws and regulations concerning occupational safety and health. Due to the continued changes in these laws and regulations we are unable to predict our future costs of complying with these laws and regulations. We consider the cost of safety and health compliance a necessary and manageable part of our business. We expect to be able to plan for and comply with any new initiatives without materially altering our operating strategy.  We contract with JED for assistance with environmental and occupational regulations and utilize their Environmental, Health and Safety Department personnel for this purpose. This department is responsible for instituting and maintaining an environmental and safety compliance program for us. The program includes field inspections of properties and internal assessments of compliance procedures.

Canadian regulation

The oil and gas industry in Canada is subject to extensive controls and regulations imposed by various levels of government. It is not expected that any of these controls or regulations will affect any future Canadian operations in a manner materially different than they would affect other oil and gas companies of similar size. The following are the most important areas of control and regulation.

The North American Free Trade Agreement.  The North American Free Trade Agreement, or NAFTA, which became effective on January 1, 1994, carries forward most of the material energy terms contained in the Canada-U.S. Free Trade Agreement. In the context of energy resources, Canada continues to remain free to determine whether exports to the United States or Mexico will be allowed, provided that any export restrictions do not:

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reduce the proportion of energy exported relative to the supply of the energy resource;

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impose an export price higher than the domestic price; or

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disrupt normal channels of supply. All parties to NAFTA are also prohibited from imposing minimum export or import price requirements.

Exploration and production.  Canadian operations are subject to federal and provincial governmental regulation. Such regulation includes requiring licenses for the drilling of wells, regulating the location of wells and the method and ability to produce wells, surface usage and the restoration of land upon which wells have been drilled, the plugging and abandoning of wells and the transportation of production from wells. Canadian operations are also subject to various conservation regulations, including the regulation of the size of spacing units, the number of wells which may be drilled in a unit, the unitization or pooling of oil and gas properties, the rate of production allowable from oil and gas wells, and the ability to produce oil and gas. In Canada, the effect of such regulation is to limit the amounts of oil and gas that can be produced and to limit the number of wells or the locations at which wells can be drilled.

Royalties and incentives. Each province and the federal government of Canada have legislation and regulations governing land tenure, royalties, production rates and taxes, environmental protection and other matters under their respective jurisdictions. The royalty regime is a significant factor in the profitability of oil and natural gas production. Royalties payable on production from lands other than Provincial or Federal Crown lands are determined by negotiations between the parties. Crown royalties are determined by government regulation and are generally calculated as a percentage of the value of the gross production with the royalty rate dependent in part upon prescribed reference prices, well productivity, geographical location, field discovery date and the type and quality of the petroleum product produced. From time to time, the governments of Canada, Alberta, British Columbia and Saskatchewan have also established incentive programs such as royalty rate reductions, royalty holidays and tax credits for the purpose of encouraging oil and natural gas exploration or enhanced recovery projects. These incentives generally have the effect of increasing the cash flow to the producer.

Pricing and marketing.  The price of oil and natural gas sold is determined by negotiation between buyers and sellers. An order from the National Energy Board, or NEB, is required for oil exports from Canada. Any oil export to be made pursuant to an export contract of longer than one year, in the case of light crude, and two years, in the case of heavy crude, duration (up to a maximum of 25 years) requires an exporter to obtain an export license from the NEB. The issue of such a license requires the approval of the Government of Canada. Natural gas exported from Canada is also subject to similar regulation by the NEB. Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts in excess of two years must continue to meet certain criteria prescribed by the NEB. The governments of Alberta and British Columbia also regulate the volume of natural gas which may be removed from those provinces for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

Land tenure.  Crude oil and natural gas located in the western provinces is owned predominantly by the respective provincial governments. Provincial governments grant rights to explore for and produce oil and natural gas pursuant to leases, licenses and permits for varying terms from two years and on conditions set forth in provincial legislation including requirements to perform specific work or make payments. Oil and natural gas located in such provinces can also be privately owned and rights to explore for and produce such oil and natural gas are granted by lease on such terms and conditions as may be negotiated.

Environmental regulation.  The oil and natural gas industry is subject to environmental regulation pursuant to local, provincial and federal legislation. Environmental legislation provides for restrictions and prohibitions on releases or emissions of various substances produced or utilized in association with certain oil and gas industry operations. In addition, legislation requires that well and facility sites be abandoned and reclaimed to the satisfaction of provincial authorities. A breach of such legislation may result in the imposition of fines and penalties. We are committed to meeting our responsibilities to protect the environment wherever we operate.

In Alberta, environmental compliance has been governed pursuant to the Alberta Environmental Protection and Enhancement Act, or AEPEA, since September 1, 1993. In addition to replacing a variety of older statutes which related to environmental matters, AEPEA also imposes certain new environmental responsibilities on oil and natural gas operators in Alberta and in certain instances also imposes greater penalties for violations.

Kyoto protocol.   In December 2002, the Government of Canada ratified the Kyoto Protocol. This protocol calls for Canada to reduce its greenhouse gas emissions to six percent below 1990 levels during the period between 2008 and 2012. The protocol will only become legally binding when it is ratified by at least 55 countries, covering at least 55 percent of the emissions addressed by the protocol. At this time, it is uncertain if the protocol will in fact be ratified. If the protocol becomes legally binding, it is expected to affect the operation of all industries in Canada, including the oil and gas industry. As details of the implementation of emissions reduction initiatives related to this protocol have yet to be announced, the effect on any future operations in Canada cannot be determined at this time.

Investment Canada Act.  The Investment Canada Act requires Government of Canada approval, in certain cases, of the acquisition of control of a Canadian business by an entity that is not controlled by Canadians. In certain circumstances, the acquisition of natural resource properties may be considered to be a transaction requiring such approval.

Pricing and Marketing - Oil and Natural Gas

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years. Any material decline in prices could result in a reduction of net production revenue. Certain wells or other projects may become uneconomic as a result of a decline in world oil prices and natural gas prices. We might also elect not to produce from certain wells at lower prices. All of these factors could result in a material decrease in our future net production revenue, causing a reduction in oil and gas exploration activities.

We must also successfully market our oil and natural gas to prospective buyers. The marketability and price of oil and natural gas which may be discovered by us will be affected by numerous factors beyond our control. We will be affected by the differential between the price paid by refiners for light quality oil and the grades of oil produced by us. Our ability to market our natural gas may depend upon our ability to acquire space on pipelines which deliver natural gas to commercial markets. We will also likely be affected by the proximity of our reserves to pipelines and processing facilities and operational problems with such pipelines and facilities. We will also be affected by extensive government regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and natural gas and many other aspects of the oil and natural gas business. We have no history in the marketing of oil and natural gas.

Facilities

Other than our part-time executive officers, we have no operating personnel and have contracted with JED for drilling, field operations and related administrative services.  As part of these services we utilize JED’s offices on an as-needed basis.

Directors, Executive Officers, Promoters and Control Persons

Our directors and executive officers are:

Name	Age	Positions
H. S. (Scobey) Hartley	71	Chief Executive Officer and President
Joanne Finnerty	46	Chief Financial Officer
Thomas J. Jacobsen	69	Chairman
Reuben Sandler, Ph.D.	68	Director
Ludwig (Louie) Gierstorfer	57	Director
Joseph W. Skeehan	50	Director
Donald Wells	60	Director

H. S. (Scobey) Hartley.  Mr. Hartley has been our Chief Executive Officer and President since August 2004, and was a director from August 2004 through July 2005.  His activities as our Chief Executive Officer and President are on a part-time basis and he has an ongoing consulting practice with other oil and gas companies, including Enterra and JED.  He has been a director of Enterra Energy Trust and its predecessors since May 2000. Mr. Hartley has been the Chairman and Chief Executive Officer of Welwyn Resources Ltd., a junior oil and gas company listed on the Toronto Stock Exchange Venture Exchange since August 26, 1997.  Mr. Hartley has been a director of Cathedral Energy Services Ltd. since June 2001 and is co-owner of Linvest Resources Corp., a family consulting business. Mr. Hartley is Co-Chair of Alberta’s Promise, an Alberta government initiative that promotes partnerships between businesses, clubs, communities, foundations and agencies to direct resources to children and youth.  Mr. Hartley was the President of Prism Petroleum Ltd. and a predecessor company from December 1990 through December 1996. Mr. Hartley has been the Chairman of Prism Petroleum Ltd. since January 1997.  He served as the President of Faster Oilfield Services since June 1995, and was the President of Cayenne Energy Corp. from 1990 to 1996. Mr. Hartley was the President and a director of Scaffold Connection Corporation from February 2000 to November 2001.  He has a Bachelor of Science degree in Geology from Texas Tech University.

Joanne Finnerty.    Ms. Finnerty has been our Chief Financial Officer since July 2005. Ms. Finnerty was previously employed as the Controller of Divestco Inc, a publicly traded company on the Toronto Stock Exchange - Venture Exchange, from September 2002 to July 2005. Ms. Finnerty was the Controller of Sigma Explorations Inc., a private seismic data brokerage company, from 1995 until 2002. From 1992 until 1995, Ms. Finnerty was Manager of Financial Planning for TriWaste Reduction Services Inc. (a division of Trimac Ltd.). Ms. Finnerty received her Certified General Accountant designation in 1991.

Thomas J. Jacobsen.  Mr. Jacobsen has been our Chairman since August 2004.  He was the President and Chief Operating Officer of JED from September 2003 to November 2004 when he resigned as President and Chief Operating Officer and assumed the position of Chief Executive Officer.  He has been a Director of JED since September 2003. Mr. Jacobsen joined Westlinks Resources Ltd., a predecessor of Enterra, as a director in February 1999, and was appointed Executive Vice President, Operations in October 1999. In October 2000, he resigned from this position and was appointed Vice Chairman of the Board of Directors. Mr. Jacobsen became Enterra’s Chief Operating Officer in February 2002 and served in that position until November 2003. Mr. Jacobsen has more than 40 years experience in the oil and gas industry in Alberta and Saskatchewan including serving as President, Chief Operating Officer and a director of Empire Petroleum Corporation from June 2001 to April 2002, President and Chief Executive Officer of Niaski Environmental Inc. from November 1996 to February, 1999, President and Chief Executive Officer of International Pedco Energy Corporation from September 1993 to February 1996, and President of International Colin Energy Corporation from October 1987 to June 1993.  Mr. Jacobsen served as a director of Rimron Resources Inc., formerly Niaski Environmental Inc. from February 1, 1997 to April 1, 2003. Niaski's proposal to its creditors under the Bankruptcy and Insolvency Act (Canada) was accepted in April 2000 and Niaski was discharged in May 2001.

Reuben Sandler, Ph.D.  Dr. Sandler has been a director since August 2004. He is the Chairman and Chief Executive Officer of Intelligent Optical Systems, Inc., positions he has held since 1999.  He was President and Chief Information Officer for MediVox, Inc., a medical software development company, from 1997 to 1999. He was a director of PASW, Inc. from 1999 to 2000 and a director of Alliance Medical Corporation from 1999 to 2002. From 1989 to 1996, he was an Executive Vice President for Makoff R&D Laboratories, Inc. Dr. Sandler received a Ph.D. from the University of Chicago and is the author of four books on mathematics. He currently serves on the Board of Directors of MediVox, Inc. and Alliance Medical Corporation and is an advisor to the Boards of Directors of Optec Ventures, LLC, Optical Security Sensing, LLC, and Optinetrics, Inc.

 Ludwig (Louie) Gierstorfer.    Mr. Gierstorfer has been a director since August 2004.  He has been a director of JED since September 2003.  He served as Chief Executive Officer, President and director of Pirate Drilling Inc., a privately held drilling services company, from 1980 to 2000 when its assets were sold to the Ensign Group and he retired. During his tenure at Pirate Drilling, he also was Chief Executive Officer, President and director of Pirate Ventures Inc., an associated company of Pirate Drilling Inc., which drilled and operated oil and natural gas properties from 1982 until its assets were sold in early 2003. Prior to founding Pirate Drilling, he held various field positions with Westburne Drilling.

 Joseph W. Skeehan.  Mr. Skeehan has been a director since August 2004.  He has been the owner of Skeehan & Company, a professional service corporation that engages in accounting, finance and consulting services to small to mid-sized companies and organizations primarily in Southern California since 1980.  Skeehan & Company is registered with the SEC Practice Division of the AICPA.  He has been a Certified Public Accountant since 1978 and received a Bachelor of Science degree from California Polytechnic State University, San Luis Obispo in 1976.

Donald Wells.  Mr. Wells has been a director since July 1, 2005.  He is the Chief Financial Officer of Wetzel’s Pretzels, LLC, a position he has held since 1997. Wetzel’s Pretzels, LLC is a franchisor of fresh baked pretzels with approximately 200 stores in shopping malls across the United States. He has held the position of Chief Financial Officer with four private manufacturing companies prior to his present position.

Board of Directors

Our board of directors is comprised of five directors. Our preferred stockholders are entitled as a class to elect 60% of the members of the board of directors so long as at least 780,000 shares of preferred stock are outstanding.  Our directors serve one year terms, or until an earlier resignation, death or removal, or their successors are elected. There are no family relationships among any of our directors or officers.

Directors do not receive compensation for service on the board of directors.  We reimburse our directors for their out-of-pocket costs, including travel and accommodations, relating to their attendance at any board of directors meeting. Directors are entitled to participate in our equity compensation plan.  We granted our chairman of the board 30,000 options, our chairman of the audit committee 40,000 options, our chief executive officer and president 30,000 options and other non-employee directors 30,000 options, each to purchase an equal number of shares of common stock at $5.00 per share.  Options granted in August 2004 at an exercise price of $4.00 per share were cancelled in April 2004.

Committees of the Board of Directors

Audit committee

Our audit committee consists of Mr. Skeehan, committee chairman and designated financial expert, Dr. Sandler and Mr. Wells.  All members of our audit committee are independent directors. The audit committee reviews in detail and recommends approval by the full board of directors of our annual and quarterly financial statements, recommends approval of the remuneration of our auditors to the full board, reviews the scope of the audit procedures and the final audit report with the auditors, and reviews our overall accounting practices and procedures and internal controls with the auditors.

Compensation committee

Our compensation committee consists of Dr. Sandler, committee chairman, Mr. Skeehan and Mr. Gierstorfer, all of whom are independent directors. The compensation committee recommends approval to the full board of directors of the compensation of the Chief Executive Officer, the annual compensation budget for all other employees, bonuses, grants of stock options and any changes to our benefit plans.

Corporate Governance Committee

Our corporate governance committee consists of Dr. Sandler, the committee chairman, and Mr. Skeehan, both of whom are independent directors. The corporate governance committee determines the scope and frequency of periodic reports to the board of directors concerning issues relating to overall financial reporting, disclosure and other communications with all stockholders.

Executive compensation

The following table provides a summary of annual compensation for our executive officers for the period from incorporation on July 16, 2004 to December 31, 2004 and pro forma compensation representing compensation on an annual basis.   We do not have an employment agreement with either of our executive officers.

	Annual compensation			Long-term compensation	All other compensation
Name and principal position	Annualized salary	Actual salary	Bonus	Securities underlying options (1)
H. S. (Scobey) Hartley - Chief Executive Officer and President (2)	$ 1	$ 0	-	40,000	-
Randall M. Gates - Chief Financial Officer (3)	$ 42,000	$ 17,500	-	40,000	$ 39,203

(1)

All option grants were made pursuant to the equity compensation plan and represent options to purchase shares of our common stock at $4.00 per share.  These options were cancelled in April 2005 and replaced with 30,000 options each to purchase shares of our common stock at $5.00 per share.

(2)

Mr. Hartley served on a part-time basis through May 2005 when he commenced full time employment at an annual salary of approximately $156,000.

(3)

Mr. Gates served on a part-time basis for a monthly salary of $3,500 and was also paid $39,203 for activities related to the preparation of our registration statement on Form SB-2, of which this prospectus is a part.  He resigned in July 2005 and his replacement, Joanne Finnerty, is employed full time at an annual salary of approximately $90,000.

Stock options granted during the most recently completed financial year

The following table discloses the grants of options to purchase or acquire shares of common stock to our executive officers during the period indicated.

Option grants during the period from incorporation on July 16, 2004 to December 31, 2004

	Individual grants (1)				Potential realizable value at assumed annual rate of stock price appreciation for option term (2)
	Number of shares of common stock	Percentage of total options granted to employees in period from incorporation on July 16, 2004 to December 31, 2004	Exercise price per share	Expiration date
					5%	10%
H. S. (Scobey) Hartley	40,000	15%	$4.00	August 2009	$17,600	$230,400
Randall M. Gates	40,000	15%	$4.00	August 2009	$17,600	$230,400

(1)

Granted under our equity compensation plan. The options are fully vested and exercisable.  In April 2005 these grants were cancelled and replaced with 30,000 options each to acquire shares of common stock at $5.00 per share, expiring in April 2010 and having a potential realizable value of $57,000 (5%) and $307,000 (10%).

(2)

Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved if options are exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission based on the assumed price of $4.00 per share, and do not represent our estimate or projection of the future stock price.

Option exercises in last fiscal year and fiscal year-end option values

The following table sets forth the number and value of securities underlying options held as of December 31, 2004.

	Number of shares acquired	Value realized	Number of shares underlying unexercised options at December 31, 2004		Value of unexercised in-the-money options at December 31, 2004 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
H.S. (Scobey) Hartley	-	-	40,000	-	$40,000	-
Randall M. Gates	-	-	40,000	-	$40,000	-

(1) There was no public trading market for our common stock as of December 31, 2004. Accordingly, these values have been calculated based on an assumed price of $5.00 per share. In April 2005 these grants were cancelled and replaced with 30,000 options each to acquire shares of common stock at $5.00 per share and having no in-the-money value.

Equity compensation plan

Our board of directors and stockholders approved our equity compensation plan in August 2004. We have authorized a total of 10% of the number of shares outstanding for issuance under this plan. For the purposes of this calculation, the number of shares outstanding includes securities convertible into common shares.  A total of 872,250 shares of common stock are authorized for grant of which 467,250 options have been granted under the plan to officers, directors, employees and consultants. All outstanding options are exercisable at a price per share of $5.00 and expire five years from the date of issuance. Options issued to directors are fully vested upon grant.  All other grants vest over a period of three years.

Under the equity compensation plan, employees, non-employee members of the board of directors and consultants may be awarded stock options to purchase shares of common stock. Options may be incentive stock options designed to satisfy the requirements of Section 422 of the U.S. Internal Revenue Code, or non-statutory stock options which do not meet those requirements. If options expire or are terminated, then the underlying shares will again become available for awards under the equity compensation plan.

The equity compensation plan is administered by the compensation committee of the board of directors. This committee has complete discretion to:

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determine who should receive an award;

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determine the type, number, vesting requirements and other features and conditions of an award;

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interpret the equity compensation plan; and

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make all other decisions relating to the operation of the equity compensation plan.

 The exercise price for non-statutory and incentive stock options granted under the equity compensation plan may not be less than 100% of the fair market value of the common stock on the option grant date.  The compensation committee may also accept the cancellation of outstanding options in return for a grant of new options for the same or a different number of shares at the same or a different exercise price.

If there is a change in our control, an unvested award will immediately become fully exercisable as to all shares subject to an award. A change in control includes:

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a merger or consolidation after which our then current stockholders own less than 50% of the surviving corporation;

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a sale of all or substantially all of our assets; or

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an acquisition of 50% or more of our outstanding stock by a person other than a corporation owned by our stockholders in substantially the same proportions as their stock ownership in us.

In the event of a merger or other reorganization, outstanding stock options will be subject to the agreement of merger or reorganization, which may provide for:

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the assumption of outstanding awards by the surviving corporation or its parent;

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their continuation by us if we are the surviving corporation;

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accelerated vesting; or

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settlement in cash followed by cancellation of outstanding awards.

The board of directors may amend or terminate the equity compensation plan at any time. Amendments are subject to stockholder approval to the extent required by applicable laws and regulations. The equity compensation plan will continue in effect unless otherwise terminated by the board of directors.

Equity compensation plan information as of May 31, 2005
Plan category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plan	467,250	$5.00	376,500

(1)

The number of securities available for future issuance under our equity compensation plan will increase by 28,500 if our underwriter exercises its overallotment option and by an additional 462,250 shares upon the exercise of outstanding warrants, if any.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of July 18, 2005, by:

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each of our executive officers and directors;

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all executive officers and directors as a group; and

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each person who is known by us to beneficially own more than 5% of our outstanding common stock.

Shares of common stock not outstanding but deemed beneficially owned because an individual has the right to acquire the shares of common stock within 60 days, including shares issuable upon conversion of preferred stock, are treated as outstanding when determining the amount and percentage of common stock owned by that individual and by all directors and executive officers as a group. The address of each executive officer and director is Suite 2600, 500 - 4th Avenue S.W. Calgary, Alberta, Canada, T2P 2V6. The address of other beneficial owners is set forth below.

Name of beneficial owner	Shares beneficially owned prior to this offering	Percentage of shares outstanding (9)
		Prior to this offering	After this offering
Executive officers and directors:
H. S. (Scobey) Hartley	30,000 (1)	1.4%	0.7%
Joanne Finnerty	-	-	-
Thomas J. Jacobsen	58,125 (2)	2.6%	1.4%
Reuben Sandler, Ph.D.	86,250 (3)	3.8%	2.1%
Ludwig (Louie) Gierstorfer	30,000 (4)	1.4%	0.7%
Joseph W. Skeehan	40,000 (5)	1.8%	1.0%
Donald Wells	30,000 (4)	1.4%	0.7%
All executive officers and directors as a group (7 persons)	274,375	11.3%	6.3%
Stockholders owning 5% or more:
JED Oil Inc. Thomas Jacobsen, Chief Executive Officer Suite 2600, 500 - 4th Avenue S.W. Calgary, Alberta, Canada	250,000	11.4%	6.1%
Frank Mason 204 Lake Mead Cres S.E. Calgary, Alberta, Canada T2J 3Z9	562,500 (6)	22.4%	12.8%
Heller 2002 Trust Fred Heller, Trustee 1700 Coronet Drive Reno, Nevada 89509	506,250 (7)	20.4%	11.6%
2004 Kuhne Family Trust Jay Kuhne, Trustee 79935 Double Eagle La Quinta, California 92253	506,250 (7)	20.4%	11.6%
John P. McGrain 233 South Orange Grove Pasadena, CA 91105	492,188 (8)	19.9%	11.3%

(9)

Beneficial ownership consists of 30,000 shares of common stock underlying stock options.

(2)

Includes 30,000 shares of common stock underlying stock options, 12,500 shares of common stock issuable upon conversion of preferred stock, 12,500 shares of common stock underlying warrants issuable upon conversion of preferred stock and 3,125 shares of common stock issuable upon exercise of warrants at $6.00 per share.

(3)

Includes 30,000 shares of common stock underlying stock options, 25,000 shares of common stock issuable upon conversion of preferred stock, 25,000 shares of common stock underlying warrants issuable upon conversion of preferred stock and 6,250 shares of common stock issuable upon exercise of warrants at $6.00 per share.

(4)

Includes 30,000 shares of common stock underlying stock options.

(5)

Beneficial ownership consists of 40,000 shares of common stock underlying stock options.

(6)

Includes 250,000 shares of common stock issuable upon conversion of preferred stock, 250,000 shares of common stock underlying warrants issuable upon conversion of preferred stock and 62,500 shares of common stock issuable upon exercise of warrants at $6.00 per share.

(7)

Includes 225,000 shares of common stock issuable upon conversion of preferred stock, 225,000 shares of common stock underlying warrants issuable upon conversion of preferred stock and 56,250 shares of common stock issuable upon exercise of warrants at $6.00 per share.

(8)

Includes 218,750 shares of common stock issuable upon conversion of preferred stock, 218,750 shares of common stock underlying warrants issuable upon conversion of preferred stock and 54,688 shares of common stock issuable upon exercise of warrants at $6.00 per share.

(9)

The percentage of shares outstanding assumes no exercise of our underwriter’s overallotment option or warrants, the conversion of all 1,950,000 shares of preferred stock into 1,950,000 shares of common stock, no exercise of accompanying warrants to acquire 1,950,000 shares of common stock at $4.25 per share and no exercise of warrants to acquire 487,500 shares of common stock at $6.00 per share.

Certain Relationships and Related Transactions

 This section describes the transactions we have engaged in with persons who were our directors or officers at the time of the transaction, and persons or entities known by us to be the beneficial owners of 5% or more of our common stock since our incorporation on July 16, 2004.

JED Oil Inc.

JED is considered an affiliate of ours because of its ownership interest in us and because two of our directors are directors of JED.  In August 2004, JED purchased 250,000 shares of common stock for $4.00 per share for total proceeds of $1,000,000. Prior to this offering, JED owned 100% of our outstanding common stock, or an 11% voting interest after inclusion of our preferred stock which votes on parity with our common stock.  Many of our preferred stockholders are stockholders of JED and many of the shares of common stock issuable in this unit offering are expected to be purchased by stockholders of JED.  The actual common stock ownership of JMG by stockholders of JED following this offering cannot be determined although it is expected to be significant.

Agreement of Business Principles

We entered into the 2nd Amended and Restated Agreement of Business Principles with JED and Enterra Energy Trust, effective August 1, 2004.   Under the agreement, JED and Enterra shall offer farm-outs to us of exploratory drilling prospects, and we shall offer farm-outs to JED of developed drilling prospects from Enterra and us.  The agreement contemplates that we will pursue exploratory drilling, JED will pursue development drilling, and Enterra will pursue developed and producing assets.  Under the agreement, if we accept a farm-in, we will pay all of the exploration drilling costs and will earn 70%, or a mutually agreeable percentage, of the interest in the producing zones of the wells we drill.  This arrangement provides us with exploration projects developed by JED and Enterra and not just those we identify independently.  Under our farm-outs to JED, JED will pay all of the drilling costs and will earn 70% , or a mutually agreeable percentage, of our interest in the producing zones of the wells drilled under the farm-out.  This arrangement provides us with a carried working interest in new wells for which we will have no costs.

This agreement also provides that Enterra has the right of first refusal to purchase our interests when we determine that we wish to sell.  The agreement provides that the price for our interest is to be the same consideration as offered under a bona fide third party offer, or if there is no such offer, determined by an independent engineering report prepared by a mutually agreeable independent engineering firm.  We believe these arrangements will permit us to concentrate on our business plan of exploratory drilling, provide a buyer for our interests as they are developed and permit further development drilling in which we will retain a reduced interest at no additional cost to us.

The senior officers and several of the directors of JED, Enterra and JMG have equity ownership in all three companies and hold the following executive positions:

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H. S. (Scobey) Hartley is our Chief Executive Officer, President and director, a director of Enterra and a consultant to Enterra and JED;

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Thomas J. Jacobsen is Chairman of JMG and Chief Executive Officer and a director of JED;  and

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Ludwig (Louie) Gierstorfer is a director of JMG and JED.

We believe the terms of the business principles agreement are equivalent to those we could obtain from unaffiliated third parties. The agreement requires independent engineering evaluations as a basis for the valuation of any purchase of a prospect. Nevertheless under the business principles agreement we may receive proceeds from the sale of our exploration prospects that are less than we might have obtained from unaffiliated third parties.

JED technical services agreement

We have entered into a technical services agreement with JED which provides us with all required personnel, office space and equipment on an as needed basis.  The agreement provides that JED will bill us at its cost, including overhead allocation, for all management, operating, administrative and support services. These services include engineering, geological and geophysical analysis, joint venture land activities, drilling operations, well and facility operations, marketing, corporate and business management, planning and budgeting, finance and treasury functions, accounting functions (including general, production and revenue and joint venture accounting, financial reporting, regulatory filing and reporting, corporate and commodity tax, and internal and joint venture audit), payroll, purchasing, human resources, legal services, insurance and risk management, government and regulatory affairs, computer services and information management, administrative services and record keeping, office services and leasing.

The agreement may be terminated upon six months written notice by either party or immediately in certain events.  Payments to JED pursuant to this agreement for the period from incorporation on July 16, 2004 to March 31, 2005 were $1,542,787, of which $764,395 was unpaid at March 31, 2005.

In June 2005 we granted JED employees 219,166 options to purchase an equal number of common shares for $5.00 per share and which vest over a three year period.

Conflicts of Interest Policies

All transactions between us and any of our officers, directors, or 5% stockholders must be on terms no less favorable than could be obtained from independent third parties.  Our bylaws require that a majority of disinterested directors is required to approve any proposal in which any of our officers or directors have a principal or other interest.

Other than as described in this section, there are no material relationships between us and any of our directors, executive officers or known holders of more than 5% of our common stock.

Description of Securities

The following is a description of our capital stock and certain provisions of our articles of incorporation, our bylaws as well as certain provisions of applicable law.  Other than the ability to issue preferred stock without stockholder authorization or approval as discussed below, we have no article or bylaw provisions that would prevent or delay a change in control, or discourage potential bidders.

General

We are authorized to issue 35,000,000 shares of capital stock, $0.001 par value per share, consisting of 25,000,000 shares of common stock and 10,000,000 shares of preferred stock.  In August 2004, we designated and issued 1,950,000 shares of preferred stock in a private placement.  The following is a summary of the rights associated with our common stock and preferred stock.

Common stock

As of March 31, 2005, we had 250,000 shares of common stock outstanding. In addition, we had:

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1,950,000 shares of common stock reserved and subject to issuance upon conversion of preferred stock;

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1,950,000 shares of common stock reserved and subject to issuance pursuant to the exercise of warrants issuable upon conversion of preferred stock;

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1,900,000 shares of common stock reserved for issuance pursuant to the unit offering registered hereby;

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1,900,000 shares of common stock reserved and subject to issuance pursuant to the exercise of warrants issuable under the unit offering;

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467,250 shares of common stock reserved and subject to issuance upon exercise of outstanding stock options; and

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487,500 shares of common stock reserved and subject to issuance upon exercise of outstanding warrants.

Our articles do not provide for cumulative voting and the holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  As long as at least 780,000 shares of Series A preferred stock are outstanding, our common stockholders may only elect 40% of the members of the board of directors and the preferred stockholders may elect the remaining 60%.  The holders of our common stock are entitled to receive ratably such common stock dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. A merger, conversion, exchange or consolidation of us with or into any other person or sale or transfer of all or any part of our assets (which does not in fact result in our liquidation and distribution of assets) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of our affairs. The holders of our common stock have no preemptive or conversion rights.

All outstanding shares of common stock and all shares of common stock when issued by us will be fully paid and nonassessable.  Our board is authorized to issue additional shares of common stock within the limits authorized by our articles of incorporation without stockholder approval.

Preferred stock

The board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock.

The preferred stock carries such relative rights, preferences and designations as may be determined by our board in its sole discretion upon the issuance of any shares of preferred stock. The shares of preferred stock could be issued from time to time by our board in its sole discretion without further approval or authorization by our stockholders, in one or more series, each of which could have any particular distinctive designations, relative rights and preferences as determined by our board. The relative rights and preferences that may be determined by our board in its discretion from time to time include but are not limited to the following:

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the rate of dividend and whether the dividends are to be cumulative and the priority, if any, of dividend payments relative to other series in the class;

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whether the shares of any such series may be redeemed, and if so, the redemption price and the terms and conditions of redemption;

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the amount payable with respect to such series in the event of voluntary or involuntary liquidation and the priority, if any, of each series relative to other series in the class with respect to amounts payable upon liquidation and sinking fund provisions, if any, for the redemption or purchase of the shares of that series; and

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the terms and conditions, if any, on which the shares of a series may be converted into or exchanged for shares of any class, whether common or preferred, or into shares of any series of the same class, and if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms.

The existence of authorized but unissued shares of preferred stock could have anti-takeover effects because we could issue preferred stock with special dividend or voting rights that could discourage potential bidders. We may issue shares of preferred stock that have dividend, voting and other rights superior to those of our common stock, or that convert into shares of common stock, without the approval of the holders of common stock. This could result in the dilution of the voting rights, ownership and liquidation value of current stockholders.

Series A 10% preferred stock.  As of March 31, 2005, there were 1,950,000 shares of Series A 10% preferred stock outstanding.

The preferred stock has the following terms:

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10% cumulative dividend per annum payable quarterly in cash;

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dividend payment priority over common stock;

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liquidation preference of $4.00 with priority over common stock;

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convertible into an equal number of units consisting of one common share and one common stock purchase warrant at $4.25 per share within 30 days of the date of this prospectus;

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convertible into an equal number of shares of common stock after 30 days following the date of this prospectus;

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dividend rate is reduced to 2% for any preferred shares not converted within 30 days following the date of this prospectus;

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up to 80% of preferred shares per investor are redeemable by us at the investor’s cost plus accrued but unpaid dividends at any time prior to the date of this prospectus;

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entitled as a class to elect 60% of the members of the board of directors so long as at least 780,000 shares of preferred stock are outstanding;

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other voting rights equal to common stock; and

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approval rights on certain corporate actions.

We expect that our holders of preferred stock will convert their preferred stock to common stock during the conversion period, subject to our right to redeem up to 80% of their shares prior to their conversion.

Common stock purchase warrants

$6.00 warrants.  As of March 31, 2005, there were 487,500 warrants outstanding to purchase an equal number of shares of common stock at $6.00 per share.  The warrants expire the earlier of two years from our initial public offering or December 31, 2006.

 $4.25 warrants.  Up to 1,950,000 warrants to purchase common stock at $4.25 per share are issuable under certain conditions upon the conversion of our  preferred stock.  The $4.25 warrants are only issuable if the preferred shares were converted within 30 days following the date of this prospectus.  Thereafter, no warrants are issuable upon conversion of the preferred stock.  The warrants expire 12 months from the date of this prospectus.

$5.00 warrants.  Up to 2,185,000 warrants to purchase common stock at $5.00 per share, including 285,000 warrants subject to our underwriter exercising its overallotment option, are issuable upon the purchase of units in this offering and are being registered by this prospectus.  The warrants expire 12 months from the date of this prospectus.

Underwriter’s warrants.  We have agreed to issue to our underwriter at the closing of this offering, for nominal consideration, warrants to purchase 190,000 shares of common stock.  These warrants will be exercisable for a four year period commencing on the first anniversary of the closing date of this offering at an exercise price of $7.00 per share. These warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the closing of this offering, except to officers of our underwriter and broker-dealers participating in this offering and their officers and partners, and except transfers by operation of law or by reason of our reorganization.

Nevada control share laws

We may become subject to Nevada’s laws that govern the “acquisition” of a “controlling interest” of “issuing corporations.”  These laws will apply to us if we have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless our articles or bylaws in effect on the 10th day after the acquisition of a controlling interest provide otherwise. These laws provide generally that any person that acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the stockholders of the corporation at a special or annual meeting. In the event control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any stockholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares.

A person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.”

Indemnification of directors and officers

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law. We have agreed to indemnify our executive officers and directors for all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director or officer, if (a) they acted honestly and in good faith with a view to our best interests, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors, officers and controlling persons for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our articles of incorporation, bylaws, Nevada law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer agent and registrar

The transfer agent and registrar for our common stock and warrants is Corporate Stock Transfer, Inc., Denver, Colorado.

Shares eligible for future sale

Prior to this offering, there has been no public market for any of our securities. Future sales of substantial amounts of common stock and warrants in the public market, or the perception that such sales may occur, could adversely affect the market prices of our common stock and warrants.

In addition to 2,185,000 shares of common stock being registered in this prospectus, we are registering 2,185,000 additional shares of common stock underlying 2,185,000 warrants to purchase common stock at $5.00 per share.

By separate prospectus we are also registering:

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3,900,000 shares of common stock underlying our preferred stock and consisting of up to 1,950,000 shares of common stock and up to 1,950,000 shares of common stock issuable upon exercise of warrants to acquire common stock at $4.25 per share; and

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487,500 shares of common stock underlying warrants to acquire common stock for $6.00 per share.

Accordingly, up to 2,185,000 shares of common stock being sold under this prospectus and up to 6,572,500 shares of our common stock issuable under conversion of our preferred stock or warrants will be free trading and may be sold at any time, except as limited by lockup agreements with our underwriter as discussed below.

Sales of restricted shares

A total of 250,000 shares of our common stock owned by JED are "restricted securities," as that phrase is defined in Rule 144 under the Securities Act.  These shares may not be resold until August 2005 in the absence of registration under the Securities Act or pursuant to an exemption from such registration, including among others, the exemptions provided by Rules 144 or 144(k) under the Securities Act, which rules are summarized below.  Under the provisions of Rule 144 these shares will be available for sale to the public in August 2005.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including persons who may be deemed to be our "affiliates," would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

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1.0% of the number of shares of common stock then outstanding, which will equal approximately 41,000 shares immediately after this offering assuming no exercise of our underwriter’s overallotment option, warrants or stock options; or

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the average weekly trading volume of our common stock during the four calendar weeks before a notice of the sale on Form 144 is filed.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of certain public information about us.

Stock options

We intend to file a registration statement on Form S-8 under the Securities Act to register shares of common stock issuable under our equity compensation plan. At March 31, 2005 there were 260,000 stock options outstanding under the plan to purchase an equal number of shares of common stock at $4.00 per share and were fully vested when issued.  These options were cancelled in April 2005 and replaced with 467,250 options to purchase shares of our common stock at $5.00 per share.  A total of 280,000 of these options are fully vested and the balance vest over a period of three years.

The registration statement on Form S-8 is expected to be filed not sooner than 90 days following the effective date of the registration statement of which this prospectus is a part and will be effective upon filing. Shares issued upon the exercise of stock options after the effective date of the Form S-8 registration statement will be eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates.

Lockup agreements

Our officers and directors who beneficially own 274,375 shares of common stock, including 190,000 shares of common stock issuable pursuant to vested stock options, 37,500 shares issuable upon conversion of  preferred stock, 37,500 shares issuable upon exercise of warrants at $4.25 per share, and 9,375 shares issuable upon exercise of warrants at $6.00 per share, have agreed with our underwriter not to sell their shares of common stock for 13 months from the effective date of the registration statement of which this prospectus is a part without the written consent of our underwriter.

Underwriting

Subject to the terms and conditions of an underwriting agreement, Gilford Securities Incorporated has agreed to purchase 1,900,000 units from us at a price of $4.9215 per unit.  Each unit consists of one share of common stock and one common stock purchase warrant which may be exercised to purchase one share of our common stock at $5.00 per share for a period of one year from the date of this prospectus.  The underwriting agreement will provide that our underwriter is committed to purchase all units offered in this offering, other than those covered by the over-allotment option described below.  The resale by our stockholders of up to 1,950,000 shares of our common stock issuable upon conversion of preferred stock and 1,950,000 shares of our common stock issuable upon conversion of warrants, will not be offered for sale through our underwriter but will be registered pursuant to a separate prospectus covering such securities being filed with the SEC simultaneously with the filing of the registration statement of which this prospectus is a part.  In the underwriting agreement, our underwriter’s obligations are subject to approval of certain legal matters by its counsel, including, without limitation, the authorization and validity of the shares, and of various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by our underwriter of officers’ certificates and legal opinions of our counsel.

We distributed to the JED stockholders who reside in states in which we have filed blue sky applications, a letter from JMG and an indication of interest form to be completed by the JED shareholder if he or she has an interest in purchasing JMG units.

Based upon receipt of indication of interest forms, immediately following effectiveness, our underwriter will contact the JED shareholders who have expressed an interest in purchasing JMG units.  Those interested in purchasing units will be sent a final prospectus and a confirmation.  There will be no specific amount of time set aside for the JED shareholders to decide on purchasing units. JED shareholders will be treated in the same manner as the underwriter’s clients and syndicate members.  As with any firm commitment offering, the offering will close three business days following the effective date of this prospectus.  Accordingly, there will no updated disclosure to investors regarding the number of shares purchased by the JED shareholders.

Commissions and discounts

Our underwriter has advised us that it proposes to offer the units directly to the February 1, 2005 stockholders of record of JED Oil Inc. at the price set forth on the cover page of this prospectus.  Each of JED’s stockholders of record is entitled to purchase one unit for each five shares of JED common stock owned.

Our underwriter has advised us that thereafter it proposes to offer the units not subscribed by JED stockholders to the public at the price set forth on the cover page of this prospectus, and to certain dealers that are members of the National Association of Securities Dealers, Inc., at such price less a concession not in excess of $_____ per unit. Our underwriter may allow, and the selected dealers may reallow, a concession not in excess of $ _____ per unit to certain brokers and dealers. After this offering, the offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by our underwriter.

The following table sets forth the public offering price and underwriting discount to be paid by us to our underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by our underwriter of its over-allotment option.

	Per unit	Without option exercise (1)	With option exercise
Public offering price	$ 5.10	$ 9,690,000	$ 11,143,500
Discount	$ 0.1785	$ 339,150	$ 390,123
Accountable expense allowance (2)	$ 0.0263	$ 50,000	$ 50,000
Proceeds before expenses (3)	$ 4.8952	$ 9,300,850	$ 10,703,377

(1)

We have granted our underwriter an option, exercisable for 45 days after the date of this prospectus, to purchase a number of units equal to 15% of the number of units sold in this offering by us solely to cover over-allotments, if any, at the same price as the initial units offered.

(2)

We have agreed to pay our underwriter an accountable expense allowance of $50,000, including shares sold on exercise of the over-allotment option. We have paid our underwriter $25,000 as an advance against this accountable expense allowance.

(3)

Offering expenses are estimated to be $500,000.

Warrants

We have agreed to issue to our underwriter at the closing of this offering, for nominal consideration, warrants to purchase a number of shares of common stock equal to 10% of the number of shares sold in this unit offering, exclusive of the over-allotment option.  These warrants will be exercisable for a period of 54 months commencing on the six month anniversary of the closing date of this offering at an exercise price equal to 140% of the price of our common stock offered by this prospectus, or $7.00 per share. These warrants will be restricted from sale, transfer, assignment or hypothecation for a period of six months from the closing of this offering, except to officers of our underwriter and broker-dealers participating in this offering and their officers and partners, and except transfers by operation of law or by reason of our reorganization.

These warrants contain provisions for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The warrants do not entitle our underwriter or a permissible transferee to any rights as a shareholder until the warrants are exercised and shares of our common stock are purchased pursuant to the exercise of the warrants.

These warrants and the shares of our common stock issuable upon their exercise may not be offered for sale except in compliance with the applicable provisions of the Securities Act of 1933.  We have agreed that if we file a registration statement with the Securities and Exchange Commission, our underwriter will have the right, for a period of seven years from the closing date of this offering, commencing six months from the closing date of this offering, to include in such registration statement the shares of our common stock issuable upon exercise of the warrants.  In addition, we have agreed to register the shares of common stock underlying the warrants under certain circumstances upon the request of a majority of the holders of the warrants during the period commencing six months from the closing date of this offering and expiring 54 months thereafter.

Electronic distribution; directed share program

Our underwriter has advised us that it will not engage in any electronic offer, sale or distribution of our units.  Neither we nor our underwriter will use any third party to host or provide access to our preliminary prospectus on the Internet.

We will not have a directed unit program for our employees.

Price stabilization, short positions and penalty bids

Until the distribution of the units is completed, Securities and Exchange Commission rules may limit our underwriter from bidding for and purchasing our common stock and warrants. In connection with this offering, however, our underwriter may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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Over-allotment involves sales by our underwriter of units in excess of the number of units our underwriter is obligated to purchase, which creates a short position.  The short position may be either a covered short position or a naked short position.  In a covered short position, the number of units over-allotted by our underwriter is not greater than the number of units that it may purchase in the over-allotment option.  In a naked short position, the number of units involved is greater than the number of units in the over-allotment option.  Our underwriter may close out any covered short position by either exercising its over-allotment option or purchasing common stock or warrants in the open market.

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Covering transactions involve the purchase of common stock and warrants in the open market after the distribution has been completed in order to cover short positions.  In determining the source of shares to close out the short position, our underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option.  If our underwriter sells more units than could be covered by the over-allotment option (a naked short position) the position can only be closed out by buying common stock or warrants in the open market.  A naked short position is more likely to be created if our underwriter is concerned that there could be downward pressure on the price of the common stock or warrants in the open market after pricing that could adversely affect investors who purchase in this offering.

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Penalty bids permit our underwriter to reclaim a selling concession from a selected dealer when the unit originally sold by the selected dealer is purchased in a stabilizing covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock and warrants or preventing or retarding a decline in the market price of our common stock and warrants.  As a result, the price of our common stock and warrants may be higher than the price that might otherwise exist in the open market.  Neither we nor our underwriter makes any prediction or any representation as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock and warrants. Neither we nor our underwriter makes any representation that our underwriter will engage in these transactions.  These transactions may be effected on the Archipelago Exchange or otherwise and, if commenced, may be discontinued without notice at any time.

Lockup arrangements

We have agreed with our underwriter not to directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any shares of our common stock, options to acquire common shares or any related security or instrument, for a period of 13 months from the effective date of the registration statement of which this prospectus is a part, without the prior written consent of our underwriter, except in limited circumstances.

Our officers and directors who beneficially own 274,375 shares of common stock, including 190,000 shares issuable pursuant to vested stock options, 37,500 shares issuable pursuant issuable upon conversion of  preferred stock, 37,500 shares issuable upon exercise of warrants at $4.25 per share, and 9,375 shares of common stock issuable upon exercise of warrants at $6.00 per share, have agreed with our underwriter not to sell their shares of common stock for 13 months from the effective date of the registration statement of which this prospectus is a part without the written consent of our underwriter.

Our underwriter has no present intention to waive or shorten the lockup period.  The granting of any waiver of release would be conditioned, in the judgment of our underwriter, on such sale not materially adversely impacting the prevailing trading market for our common stock on the Archipelago Exchange.  Specifically, factors such as average trading volume, recent price trends and the need for additional public float in the market for our common stock and warrants would be considered in evaluating such a request to waive or shorten the lockup period.

Following the expiration of the lockup period, all 274,375 shares of our common stock beneficially held by our officers and directors will be available for sale by such persons subject to holding period restrictions on sale under Rule 144 of the Securities Act of 1933.  We have registered the resale of these shares by a separate prospectus.

Board of directors observation rights

For a period of three years after the date of this prospectus, our underwriter has the right to appoint an observer reasonably acceptable to us to attend all meetings of our board of directors. We will reimburse this person for expenses incurred in attending any meeting.

Indemnification

We have agreed to indemnify our underwriter and its controlling persons against specified liabilities, including liabilities under the Securities Act or to contribute to payments that our underwriter may be required to make for such liabilities. However, we have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Determination of Offering Price

In August 2004, we realized $1,000,000 from the sale of 250,000 shares of common stock to JED for $4.00 per share.  We also issued a total of 1,950,000 units consisting of a share of preferred stock and one quarter (1/4) two-year warrant to acquire common shares at $6.00 per share for $4.00 per unit, for total net proceeds of $7,788,272. The preferred stock is convertible into an equal number of units consisting of one common share and one common stock purchase warrant at $4.25 per share.  The shares of preferred stock vote on a share for share basis with the common stock and carry a 10% cumulative dividend.

Prior to this offering, there has been no public market for our common stock and warrants. Consequently, the initial offering price for our unit of common stock and warrants has been determined by negotiations between us and the representatives of our underwriter. Among the factors considered in these negotiations were the following:

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our results of operations in recent periods;

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estimates of our business potential and earnings prospects;

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an assessment of our management;

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the history and prospects of companies whose principal business is transporting natural gas;

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our capital structure;

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prevailing market conditions; and

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the prices of common stock of publicly-traded companies in our industry.

We have applied to list our common stock, $5.00 warrants and $4.25 warrants on the Archipelago Exchange under the proposed symbols of “JMG”  and “JMGW,” respectively.  We cannot assure you, however, that an active or orderly trading market will develop for our common stock and warrants or that our common stock and warrants will trade in the public markets subsequent to this offering at or above the initial offering price.

Legal Matters

The validity of the securities offered hereby will be passed on for us by the Law Office of Gary A. Agron, Englewood, Colorado. Brownstein Hyatt & Farber, P.C., Denver, Colorado, is representing our underwriter.

Experts

Ernst & Young LLP, Independent Registered Public Accounting Firm have audited our financial statements for the period from inception on July 16, 2004 to December 31, 2004, as set forth in their report.  We have included our financial statements in the prospectus in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 (File Number 333-120082) under the Securities Act of 1933 regarding the units offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the Securities and Exchange Commission. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents.  The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC is available at the SEC’s website.

We intend to furnish our stockholders annual reports containing our audited financial statements and furnish or make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

JMG Exploration, Inc.

 Suite 2600, 500 - 4th Avenue S.W.

Calgary, Alberta, Canada T2P 2V6

(403) 537-3250

(403) 294-1197 (fax)

Financial Statements

JMG Exploration, Inc. (a development stage enterprise)

December 31, 2004

(In United States Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

JMG Exploration, Inc.

We have audited the accompanying balance sheet of JMG Exploration, Inc. (a development stage enterprise) as of December 31, 2004 and the related statements of operations and deficit, changes in stockholders’ equity and cash flows for the period from the date of incorporation on July 16, 2004 to December 31, 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JMG Exploration, Inc. at December 31, 2004 and the results of its operations and its cash flows for the period from the date of incorporation on July 16, 2004 to December 31, 2004 in conformity with U.S. generally accepted accounting principles.

Ernst & Young LLP

Chartered Accountants

Calgary, Canada

January 20, 2005 (except for note 11

   which is as of July 26, 2005)

JMG Exploration, Inc.

A Development Stage Enterprise

BALANCE SHEET

(In United States Dollars)

As at December 31,

2004
$
ASSETS
Current
Cash and cash equivalents	5,040,800
Loan receivable [note 3]	1,539,205
Prepaid expenses and deposits [note 7]	104,887
6,684,892
Other assets	50,000
Property and equipment [notes 4 and 7] – unproved properties not subject to depletion	1,694,157
8,429,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	82,780
Dividends payable [note 6]	196,603
Due to related party [note 7]	376,855
656,238
Commitment [note 9]

Stockholders’ equity
Share capital [note 6]
Common stock – $.001 par value; 25,000,000 shares authorized; 250,000 shares issued and outstanding at December 31, 2004	250
Preferred stock – $.001 par value; 10,000,000 shares authorized; 1,950,000 shares issued and outstanding at December 31, 2004	1,950
Additional paid-in capital [note 6]	8,790,025
Share purchase warrants [note 6]	4,875
Deficit accumulated during the development stage	(1,024,289)
7,772,811
8,429,049

The accompanying notes are an integral part of these financial statements.

F – 3

JMG Exploration, Inc.

A Development Stage Enterprise

STATEMENT OF OPERATIONS AND DEFICIT

(In United States Dollars)

For the period from the date of incorporation on July 16, 2004 to December 31, 2004
$

Revenue
Interest	64,630
64,630

Expenses
General and administrative [note 7]	286,060
Depletion and depreciation [notes 2(d) and 4]	479,702
765,762

Net loss and comprehensive loss for the period	(701,132)
Less: cumulative preferred stock dividends [note 6]	(323,157)
Net loss applicable to common stockholders and deficit, end of period	(1,024,289)
Basic weighted average shares outstanding	250,000

Net loss for the period per share, basic and diluted	(4.10)

The accompanying notes are an integral part of these financial statements.

JMG Exploration, Inc.

A Development Stage Enterprise

STATEMENT OF CASH FLOWS

(In United States Dollars)

For the period from the date of incorporation on July 16, 2004 to December 31, 2004
$

OPERATIONS
Net loss for the period	(701,132)
Adjustments to reconcile net loss to cash flows from operating activities:
Depletion and depreciation	479,702
Changes in non-cash working capital:
Increase in prepaid expenses and deposits	(104,887)
Increase in accounts payable and accrued liabilities	82,780
Increase in due to related party	174,195
Increase in accrued interest on loan receivable	(39,205)
Cash used in operations	(108,547)

FINANCING
Issue of common shares	1,000,000
Issue of preferred shares, net of issue costs	7,797,100
Preferred share dividends	(126,554)
Cash provided by financing activities	8,670,546

INVESTING
Additions to property and equipment	(1,971,199)
Increase in loan receivable	(1,500,000)
Increase in other assets	(50,000)
Cash used for investing activities	(3,521,199)
Increase in cash and cash equivalents and cash and cash equivalents at end of period	5,040,800

The accompanying notes are an integral part of these financial statements.

JMG Exploration, Inc.

A Development Stage Enterprise

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(In United States Dollars)

For the period from the date of incorporation on July 16, 2004 to December 31, 2004

	Shares	Capital Stock	Additional Paid-in Capital	Total
	#	$	$	$

Common stock, $.001 par value:
Balance at beginning of period	—	—	—	—
Issuance of common stock, August 31, 2004	250,000	250	999,750	1,000,000
Balance at end of period	250,000	250	999,750	1,000,000

Preferred stock, $.001 par value:
Balance at beginning of period	—	—	—	—
Issuance of preferred stock, issued at various dates from July 27, 2004 to August 26, 2004	1,950,000	1,950	7,798,050	7,800,000
Share issue costs and share purchase warrants	—	—	(7,775)	(7,775)
Balance at end of period	1,950,000	1,950	7,790,275	7,792,225

Share purchase warrants:
Balance at beginning of period	—	—	—	—
Share purchase warrants, issued at various dates from July 27, 2004 to August 26, 2004	487,500	—	—	4,875
Balance at end of period	487,500	—	—	4,875

Deficit:
Balance at beginning of period	—	—	—	—
Net loss and comprehensive loss for the period	—	—	—	(704,132)
Preferred share dividends	—	—	—	(323,157)
Balance at end of period	—	—	—	(1,024,289)

Total stockholders’ equity	—	2,200	8,790,025	7,772,811

The accompanying notes are an integral part of these financial statements.

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS

(In United States Dollars)

December 31, 2004

1.  INCORPORATION AND NATURE OF OPERATIONS

JMG Exploration, Inc. (the “Corporation” or “Company”) was incorporated with nominal share capital under the laws of the State of Nevada on July 16, 2004 and commenced operations in August 2004.  The Corporation was incorporated with the intent to explore for and develop oil and natural gas properties primarily in United States and Canada.  The Corporation is in its development stage and has recently commenced commercial operations with the drilling of an exploration well in the Powder River Basin area of eastern Wyoming, which is in progress at the period-end.  The well is currently being evaluated and is expected to be completed in mid- 2005.  The Corporation also signed a Farm-in agreement for the exploration and development of lands in the Cut Bank area of northern Montana. However, this area has since been abandoned based on the unsuccessful results of development wells drilled prior to the period-end.  There are currently no exploration or development activities in Canada.

2.  SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

(a)

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and balances invested in short-term securities with original maturities of less than 90 days. For the period ended December 31, 2004, the average effective interest rate earned on cash equivalent balances was 0.4%. As at December 31, 2004, the Company had $1,519,550 in cash and $3,521,250 in short-term securities with maturities less than 90 days.

(b) Revenue recognition

Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if the collectibility of the revenue is probable.

(c) Joint operations

Substantially all of the Company’s petroleum and natural gas development activities are conducted jointly with others.  These financial statements reflect only the Company’s proportionate interest in such activities.

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS

(In United States Dollars)

December 31, 2004

(d) Property and equipment

The Company is engaged in the exploration for and development of oil and natural gas in the United States and Canada.  The Company has recently retroactively adopted the successful efforts method of accounting for its oil and natural gas properties.  Previously, the Company followed the full-cost method of accounting for its oil and natural gas properties. As the Company was incorporated on July 16, 2004 and no depletion was previously recorded, no adjustments to the Company’s accounts are required.

Under the successful efforts method of accounting, all costs of property acquisitions and drilling of exploratory wells are initially capitalized.  If a well is unsuccessful, the capitalized costs of drilling the well, net of any salvage value, are charged to expense.  If a well finds oil and natural gas reserves that cannot be classified as proved within a year after discovery, the well is assumed to be impaired and the capitalized costs of drilling the well, net of any salvage value, are charged to expense.  The capitalized costs of unproven properties are periodically assessed to determine whether their value has been impaired below the capitalized cost, and if such impairment is indicated, a loss is recognized.  The Company considers such factors as exploratory results, future drilling plans and lease expiration terms when assessing unproved properties for impairment. For each field, an impairment provision is recorded whenever events or circumstances indicate that the carrying value of those properties may not be recoverable from estimated future net revenues.  The impairment provision is measured as the excess of carrying value over the fair value.  Fair value is defined as the present value of the estimated future net revenue from total proved and risked-adjusted probable oil and gas reserves over the economic life of the reserves, based on the Company’s expectations of future oil and gas prices and costs, consistent with price and cost assumptions used for acquisition evaluations.

During the period ended December 31, 2004, the Company recorded an impairment provision related to the oil properties located in Cut Bank, Montana of $472,172.  This impairment is a result of work programs and production evaluation work performed during 2004 on the Cut Bank property that resulted in no commercial quantities of oil and the Company has abandoned all planned activities in the area.

Geological and geophysical costs and costs of retaining undeveloped properties are expensed as incurred.  Expenditures for maintenance and repairs are charged to expense, and renewals and betterments are capitalized.  Upon disposal, the asset and related accumulated depreciation and depletion are removed from the accounts, and any resulting gain or loss is reflected currently in income or loss.

Costs of development dry holes and proved leaseholds are depleted on the unit-of-production method using proved developed reserves on a field basis. The depreciation of capitalized production equipment, drilling costs and asset retirement obligations is based on the unit-of-production method using proved developed reserves on a field basis.

Other property and equipment are recorded at cost.  Depreciation is provided using the straight-line method based over the estimated useful lives at a rate of 25 percent per annum.

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS

(In United States Dollars)

December 31, 2004

(e) Asset retirement obligations

The Company follows SFAS No 143. “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (ARO) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable, with a corresponding increase in the carrying amount of the associated asset.  The cost of the tangible asset, including the initially recognized ARO, is depreciated such that the cost of the ARO is recognized over the useful life of the asset.  The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value.  The fair value of the ARO is measured using expected future cash outflows discounted at the Company’s credit-adjusted risk-free interest rate.  The Company’s asset retirement obligations are expected to relate primarily to the plugging and abandonment of petroleum and natural gas properties.

Inherent in the fair value calculation of ARO are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit-adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments.  To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the petroleum and natural gas properties balance.

(f) Measurement uncertainty

The amount recorded for depletion and depreciation of oil and gas properties, the provision for asset retirement obligations and the impairment calculation are based on estimates of gross proved reserves, production rates, commodity prices, future costs and other relevant assumptions.  By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future years could be significant.

(g)

Income taxes

The Corporation accounts for income taxes using the liability method, whereby deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities measured using enacted income tax rates and laws that are in effect when the differences are expected to reverse. Income tax expense for the period is the tax payable for the period and any change during the period in deferred tax assets and liabilities. A valuation allowance is provided to the extent that it is not more likely than not that deferred tax assets will be realized.

(h)

Other comprehensive income (loss)

There are currently no items in other comprehensive income (loss) other than the net loss for the period.

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS

(In United States Dollars)

December 31, 2004

(i)

Stock-based compensation

The Corporation has a stock option plan under which employees, directors and consultants are eligible to receive grants.  Consideration received on the exercise of stock options under the stock option plan is recorded as capital stock.

The Corporation accounts for the stock option plan using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations.    Under this method, no compensation expense is recorded for stock options granted when the exercise price is equal to or greater than the estimated market value of the Corporation’s common shares at the date of grant, unless the awards are subsequently modified.  The Corporation also provides disclosure of the effect on net loss for the period and net loss per common share if the Corporation had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-based Compensation”, as amended, to stock-based compensation.

(j) Net loss per share

The Corporation accounts for loss per share (“EPS”) in accordance with SFAS No. 128, “Earnings per Share.”  Under SFAS No. 128, basic EPS is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding without including any potentially dilutive securities.  Diluted EPS is computed by dividing net loss by the weighted average number of common shares outstanding plus, when their effect is dilutive, common stock equivalents.  The treasury stock method is used to determine the dilutive effect of the stock options and warrants.  The treasury stock method assumes any proceeds obtained upon exercise of options would be used to purchase common shares at the average market price during the period.  The effect of the exercise of warrants and stock options has been excluded since their effect is anti-dilutive.

3.  LOAN RECEIVABLE

On November 8, 2004, the Company entered into a Promissory Note with an unrelated industry partner (the “Borrower”), whereby the Company loaned the Borrower a total of $1,500,000. The terms of the loan agreement call for interest calculated at a rate of 18% per annum, and a fixed and specific charge on all the assets of the Borrower has been provided as collateral.  The Promissory Note is due and payable in two installments; the first for $750,000 plus accrued interest was due on February 15, 2005 together with accrued interest to that date and the second, for the entire remaining balance and all accrued and unpaid interest thereon, is due on April 30, 2005.

4.  PROPERTY AND EQUIPMENT

December 31, 2004	Cost $	Accumulated depletion and depreciation $	Net book value $
Petroleum and natural gas properties	2,053,378	472,172	1,581,206
Other assets	120,481	7,530	112,951
	2,173,859	479,702	1,694,157

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS

(In United States Dollars)

December 31, 2004

During the period ended December 31, 2004, the Company recorded impairment provisions related to its oil properties of $472,172.  No depletion has been recorded in the period pending commencement of production.

5.  INCOME TAXES

(a)

Income tax expense (recovery)

The provision for income taxes recorded in the financial statements differs from the amount which would be obtained by applying the statutory income tax rate to the loss before tax as follows:

2004
$
Loss for the period before income taxes	(701,132)
Effective tax rate	39%
Expected income tax recovery	(273,442)
Deferred tax asset valuation allowance	273,442
Income tax benefit	—

(b)

Deferred income taxes

The Company does not recognize the deferred income tax asset at this time because the realization of the asset is less likely than not. The components of the Company’s deferred income tax asset are as follows:

2004
$
Deferred tax assets
Non-capital loss carryforwards	273,442
Valuation allowance	(273,442)
Net future tax assets	—

The Company has non-capital losses for income tax purposes of approximately $701,000 which are available for application against future taxable income and which expire in 20 years. The non-capital loss carryforward was generated by intangible drilling costs that are deductible for U.S. income tax purposes creating a temporary difference for financial reporting purposes.  The benefit associated with the non-capital loss carryforward will more likely than not go unrealized unless future exploration in the U.S. is successful.  Since the success of future exploration is indeterminable, the potential benefits resulting from these non-capital losses have not been recorded in the financial statements.

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS

(In United States Dollars)

December 31, 2004

6.  SHARE CAPITAL

(a)

Authorized

The Corporation has authorized 25,000,000 common voting shares and 10,000,000 preferred shares each with a par value of $.001 per share.

(b)

Issued and outstanding

	#	Capital Stock $	Additional Paid-in Capital $	Total $
Common Stock
Balance, beginning of period	—	—	—	—
Issued for cash pursuant to a private placement	250,000	250	999,750	1,000,000
Balance at December 31, 2004	250,000	250	999,750	1,000,000
Preferred Stock
Balance, beginning of period	—	—	—	—
Issued for cash pursuant to a private placement	1,950,000	1,950	7,798,050	7,800,000
Share issue costs, net of tax	—	—	(2,900)	(2,900)
Portion of proceeds attributed to share purchase warrants	—	—	(4,875)	(4,875)
Balance at December 31, 2004	1,950,000	1,950	7,790,275	7,792,225
Share Purchase Warrants
Balance, beginning of period	—	—	—	—
Issued pursuant to a private placement	487,500	—	—	4,875
Balance at December 31, 2004	487,500	—	—	4,875
Total		2,200	8,790,025	8,797,100

On August 31, 2004 the Corporation issued, by way of a private placement, 250,000 common voting shares for total proceeds of $1,000,000.

During the period July 27, 2004 through September 3, 2004, the Corporation issued 1,950,000   preferred shares.  The preferred shares have a liquidation preference of $4.00 per share with priority over the common shares, are entitled to a cumulative dividend of 10%, payable quarterly, when and as declared by the Board of Directors, and have voting rights equal to those of the common shares, except that so long as at least 780,000 such preferred shares are outstanding, then the preferred shares voting as a class have the right to elect 60% of the members of the Board of Directors.

F – 12

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS

(In United States Dollars)

December 31, 2004

As at December 31, 2004, cumulative dividends in arrears total approximately $196,603 ($0.10 per preferred share).

In connection with the private placement of preferred shares described above, the Corporation also issued to the preferred stockholders 487,500 common share purchase warrants which are exercisable until the earlier of two years commencing from the effective date of the Corporation’s registration statement or December 31, 2006, at an exercise price of $6.00 per share.  These warrants have been recorded at an ascribed value of $4,875.

The Corporation has committed to undertake an Initial Public Offering pursuant to a registration statement for a unit consisting of one common share and one common share purchase warrant exercisable at a price of $5.00 per share and expiring one year after the issuance date.  Each unit will be priced at no less than $5.10, and 1,900,000 such units will be offered initially to the shareholders of the owner of the common shares of the Corporation [see note 11].

Anytime prior to the effective date of an Initial Public Offering for shares of our common stock, the Corporation, at its option, may redeem up to 80% of each holder's  preferred shares at a price of $4.00 per share together with all accrued dividends thereon.  At any time on or after conclusion of the Initial Public Offering, but no later than thirty (30) days thereafter, a holder of Preferred Stock may elect to exchange his shares of Preferred Stock for units at the rate of one unit for one share of Preferred Stock. Each such unit will consist of one common share and one common share purchase warrant exercisable at a price of $4.25 per share and expiring one year from the effective date of the registration statement.   For any preferred shares not exchanged within this period, the dividend rate will be reduced from 10% to 2%, and each such preferred share will then be convertible into one common share at the holder's option.

(c)

Stock Options

The Company has a stock option plan under which employees, directors and consultants are eligible to receive grants.  As of December 31, 2004, 260,000 shares were reserved for issuance under the plan.  Options granted under the plan generally have a term of five years to expiry and vest entirely when issued.  The exercise price of each option equals the market value of the Company’s common stock on the date of grant, being August 5, 2004.

	Number of Options	Weighted Average exercise price $	Weighted Average remaining contractual life (years)
Stock Options
Balance, beginning of period	—	—	—
Granted	260,000	4.00	4.6
Options outstanding at December 31, 2004	260,000	4.00	4.6
Exercisable at December 31, 2004	260,000	4.00	4.6

F – 13

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS

(In United States Dollars)

December 31, 2004

(d)

Pro Forma Disclosure

The Company does not record compensation expense when stock options are issued to employees as discussed in note 2(i).  Had compensation expense been determined based on the fair value of the options granted, net loss and net loss per share would have been increased to the pro forma amounts as indicated below:

	As reported $	Pro Forma $
Net loss for the period	(701,132)	(900,032)
Net loss per share, basic and diluted	(4.10)	(4.89)

The weighted average fair value of stock option grants in the period in the amount of $0.77 was estimated using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate (%) 4.3

Expected life (years) 5.0

Expected volatility (%) 10

Expected dividend yield (%) Nil

The Corporation is a presently a private company (see note 11) and accordingly the expected volatility of the Company’s stock for options granted during has been set at a nominal amount of 10%.

7.

RELATED PARTY TRANSACTIONS

During the period ended December 31, 2004 the Corporation entered into a technical services agreement with JED Oil Inc. (“JED”), a company that owns all of the common shares of the Corporation.  Under the Agreement, JED provides all required personnel, office space and equipment.  Transactions during the period were as follows:

•

JED charged the Corporation $139,838 for general and administrative services, of which $129,838 is unpaid at December 31, 2004: and

•

in consideration for the assignment of JED’s interests in certain oil and gas properties, the Corporation reimbursed JED for drilling and other costs related to those properties in the amount of $1,467,012, of which $247,017 is unpaid at December 31, 2004.

Under an Agreement of Business Principles, properties acquired by Enterra Energy Trust  (“Enterra”), a company for which an officer of JMG serves as a director, (“Enterra”), a company for which an officer of JMG serves as a director, will be contract operated and drilled by the Corporation, if they are exploration properties, and contract operated and drilled by JED if they are development projects.  Exploration of the properties will be done by the Corporation, which will pay 100% of the exploration costs to earn a 70%, or mutually agreeable percentage, working interest in the properties. If the Corporation discovers commercially viable reserves on the exploration properties, Enterra will have the right to purchase 80% of the Corporation’s working interest in the properties at a fair value as determined by independent engineers.  Should Enterra elect to have JED develop the properties, development will be done by JED, which will pay 100% of the development costs to earn 70%, or mutually agreeable percentage, of the interests of both the Corporation and Enterra.  Enterra will have a first right to purchase assets developed by JED.

General and administrative expenses include $39,203 paid to Randall Gates, our Chief Financial Officer of the Corporation, for consulting services related to the preparation of the Corporation’s registration statement.

Transactions with related parties have been recorded at the exchange amount.

F – 14

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS

(In United States Dollars)

December 31, 2004

8.  FINANCIAL INSTRUMENTS

Fair Value - The estimated fair values of financial instruments are based on the relevant market prices and information available at the time. The carrying values of cash and cash equivalents, loan receivable, deposits, accounts payable, dividends payable, and due to related party approximate their fair values due to the relatively short periods to maturity of these instruments.  In management’s opinion, the Corporation is not exposed to significant interest or credit risk arising from these financial instruments.

9.  COMMITMENT

The Corporation has entered into an Exploration and Development agreement with an industry partner whereby the Corporation has committed to spend $2,000,000 by November 7, 2005, on drilling and completion of wells in Wyoming and Utah in return for an undivided 50% working interest in certain lands and leases.  No amount has been spent at December 31, 2004.

10.  RECENT PRONOUNCEMENTS

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation.  Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows.  Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123.  However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative.

Statement 123(R) must be adopted by small-business issuers at the beginning of the first interim or annual period beginning after December 15, 2005.  Early adoption will be permitted in periods in which financial statements have not yet been issued.  We expect to adopt Statement 123(R) on January 1, 2006.

Statement 123(R) permits public companies to adopt its requirements using one of two methods:

1. A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123(R) that remain unvested on the effective date.

2. A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures either (a) for all periods presented or (b) prior interim periods of the year of adoption.

The Company plans to adopt Statement 123 using the modified-prospective method.

As permitted by Statement 123, the Company currently accounts for share-based payments to employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock option.  Accordingly, the adoption of Statement 123(R)’s fair value method will have a significant impact on our results of operations, although it will have no impact on our overall financial position.  The impact of adoption of Statement 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.  However, had the Company adopted Statement 123(R) in prior periods, the impact of that standard would have approximated the impact of Statement 123 as described in note 6(d) to our financial statements.

F – 15

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS

(In United States Dollars)

December 31, 2004

11.

  SUBSEQUENT EVENTS

On July 26, 2005, the Corporation filed an amended registration statement on Form SB-2 with the Securities and Exchange Commission to register 1,900,000 units offered at $5.10 per unit to the stockholders of JED Oil Inc.  Each unit consists of one share of common stock and one common stock purchase warrant to acquire one share of common stock for $5.00 per share for a period of one year from the date of the prospectus.  The registration statement also registers the resale by the preferred stockholders of up to 1,950,000 shares of common stock, up to 1,950,000 shares of common stock issuable upon exercise of 1,950,000 warrants to acquire common stock at $4.25 per share and 487,500 shares of common stock issuable upon the exercise of warrants held by preferred stockholders at $6.00 per share.

Consolidated Financial Statements

JMG Exploration, Inc. (a development stage enterprise)

March 31, 2005

(In United States Dollars)

(Unaudited)

JMG Exploration, Inc.

A Development Stage Enterprise

CONSOLIDATED BALANCE SHEET

 (In United States Dollars)

(unaudited)

As at

	March 31, 2005	December 31, 2004
	$	$
ASSETS
Current
Cash and cash equivalents	3,521,941	5,040,800
Accounts receivable	14,066	-
Loan receivable [note 2]	759,976	1,539,205
Prepaid expenses and deposits	133,299	104,887
	4,429,282	6,684,892

Other assets	125,000	50,000
Property and equipment [note 3 and 5] – unproved properties, not subject to depletion	4,128,727	1,694,157
	8,683,009	8,429,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	346,714	78,616
Dividends payable	195,000	196,603
Due to JED Oil Inc. [note 5]	764,395	376,855
Due related party [note 5]	14,856	4,164
	1,320,965	656,238

Stockholders’ equity
Share capital [note 4]
Common stock - $.001 par value; 25,000,000 shares authorized; 250,000 shares issued and outstanding at March 31, 2005 and December 31, 2004	250	250
Preferred stock - $.001 par value; 10,000,000 shares authorized; 1,950,000 shares issued and outstanding at March 31, 2005 and December 31, 2004	1,950	1,950
Additional paid-in capital	8,790,025	8,790,025
Share purchase warrants	4,875	4,875
Deficit accumulated during the development stage	(1,435,021)	(1,024,289)
Cumulative translation adjustment	(35)	-
	7,362,044	7,772,811
	8, 683,009	8,429,049

The accompanying notes are an integral part of these financial statements.

F – 18

JMG Exploration, Inc.

A Development Stage Enterprise

CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT

 (In United States Dollars)

(unaudited)

	For the three month period ended March 31, 2005	For the period from the date of incorporation on July 16, 2004 to March 31, 2005
	$	$

Revenue
Interest	73,323	137,953
	73,323	137,953

Expenses
General and administrative [note 5]	256,342	542,402
Depletion and depreciation [note3]	34,316	514,018
	290,658	1,056,420

Net loss for the period	(217,335)	(918,467)
Less: cumulative preferred dividends	(193,397)	(516,554)
Net loss applicable to common shareholders	(410,732)	(1,435,021)

Deficit, beginning of period	(1,024,289)	-

Deficit, end of period	(1,435,021)	(1,435,021)
Basic weighted average shares outstanding	250,000	250,000

Net loss for the period per share, basic and diluted [note 6]	(1.64)	-

The accompanying notes are an integral part of these financial statements.

F – 19

JMG Exploration, Inc.

A Development Stage Enterprise

CONSOLIDATED STATEMENT OF CASH FLOWS

 (In United States Dollars)

(unaudited)

	For the three month period ended March 31, 2005	For the period from the date of incorporation on July 16, 2004 to March 31, 2005
	$	$

OPERATIONS
Net loss for the period	(217,335)	(918,467)
Adjustments to reconcile net loss to cash flows from operating activities:
Depletion and depreciation	34,316	514,018
Other changes:
Increase in accounts receivable	(14,066)	(14,066)
Increase in prepaid expenses and deposits	(28,412)	(158,299)
Decrease (increase) in accounts payable and accrued liabilities	(14,402)	64,214
Increase in due to JED Oil Inc.	387,540	764,395
Increase in due to related party	10,692	14,856
Decrease (increase) in accrued interest on loan receivable	29,229	(9,976)
Cash provided by operations	187,562	281,675

FINANCING
Issue of common shares	-	1,000,000
Issue of preferred shares, net of issue costs	-	7,797,100
Preferred share dividends	(195,000)	(321,554)
Cash provided by financing activities	(195,000)	8,475,546

INVESTING
Repayment (advance) of loan receivable	750,000	(750,000)
Purchase of property, plant and equipment	(2,186,386)	(4,358,716)
Increase in other assets	(75,,000)	(125,000)
Cash used for investing activities	(1,511,386)	(5,233,716)

Effect of foreign exchange on cash balances	(35)	(1,564)
Net (decrease) increase in cash	(1,518,859)	3,521,941
Cash and cash equivalents, beginning of period	5,040,800	-
Cash and cash equivalents, end of period	3,521,941	3,521,941

The accompanying notes are an integral part of these financial statements.

F – 20

JMG Exploration, Inc.

A Development Stage Enterprise

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(In United States Dollars)

(unaudited)

For the period from the date of incorporation on July 16, 2004 to March 31, 2005

	Shares	Capital Stock	Additional Paid-in Capital	Total
	#	$	$	$

Common stock, $.001 par value:
Balance at beginning of period	—	—	—	—
Issuance of common stock, August 31, 2004	250,000	250	999,750	1,000,000
Balance at December 31, 2004 and March 31, 2005	250,000	250	999,750	1,000,000

Preferred stock, $.001 par value:
Balance at beginning of period	—	—	—	—
Issuance of preferred stock, at various dates from July 27, 2004 to August 26, 2004	1,950,000	1,950	7,798,050	7,800,000
Share issue costs and share purchase warrants	—	—	(7,775)	(7,775)
Balance at December 31, 2004 and March 31, 2005	1,950,000	1,950	7,790,275	7,792,225

Share purchase warrants:
Balance at beginning of period	—	—	—	—
Share purchase warrants, issued at various dates from July 27, 2004 to August 26, 2004	487,500	—	—	4,875
Balance at December 31, 2004 and March 31, 2005	487,500	—	—	4,875

Deficit:
Balance at beginning of period	—	—	—	—
Net loss and comprehensive loss for the period to December 31, 2004	—	—	—	(701,132)
Preferred share dividends	—	—	—	(323,157)
Balance at December 31, 2004	—	—	—	(1,024,289)
Net loss for the three-month period ended March 31, 2005				(217,335)
Preferred share dividends				(193,397)
Balance at March 31, 2005				(1,435,021)
Total stockholders’ equity	—	2,200	8,790,025	7,362,044

The accompanying notes are an integral part of these financial statements.

F – 21

JMG Exploration, Inc.

A Development Stage Enterprise

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

(In United States Dollars)

(unaudited)

For the three months ended March 31, 2005

$

Net loss for the period	(217,335)

Other comprehensive income:
Foreign exchange translation adjustment	(35)
Comprehensive loss for the period	(217,370)

The accompanying notes are an integral part of these financial statements.

F – 22

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(In United States Dollars)

(unaudited)

March 31, 2005

1.

INCORPORATION AND NATURE OF OPERATIONS

These interim consolidated financial statements are unaudited and have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission, and reflect all adjustments which, in the opinion of management, are necessary for a fair statement of the results for the interim periods, on a basis that is consistent with the annual audited financial statements.  All such adjustments are of a normal recurring nature. Certain information, accounting policies, and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and the summary of significant accounting policies and notes thereto included in the Company’s audited consolidated financial statements for the period from the date of incorporation on July 16, 2004 to December 31, 2004.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

JMG Exploration, Inc. (“JMG” or the “Company”) is an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids in Canada and the United States. Currently, all the Company’s proved reserves are located in Canada.

The Company’s future financial condition and results of operations will depend upon prices received for its oil and natural gas production and the costs of finding, acquiring, developing and producing reserves.  Prices for oil and natural gas are subject to fluctuations in response to change in supply, market uncertainty and a variety of other factors beyond the Company’s control.  These factors include worldwide political instability, the foreign supply of oil and natural gas, the price of foreign imports, the level of consumer demand, and the price and availability of alternative fuels.

JMG Exploration, Inc. was incorporated with nominal share capital under the laws of the State of Nevada on July 16, 2004 and commenced operations in August 2004.  The Company was incorporated with the intent to explore for and develop oil and natural gas properties primarily in United States and Canada.

Comparative interim financial statements have not been provided as the Company came into inception on July 16, 2004.

F – 23

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(In United States Dollars)

(unaudited)

March 31, 2005

2.  LOAN RECEIVABLE

On November 8, 2004, the Company entered into a Promissory Note with an unrelated industry partner (the “Borrower”), whereby the Company loaned the Borrower a total of $1,500,000. The terms of the loan agreement call for interest calculated at a rate of 18% per annum, and a fixed and specific charge on all the assets of the Borrower has been provided as collateral.  The Promissory Note is due and payable in two installments; the first for $750,000 plus accrued interest of $81,750 was paid on February 22, 2005 and the second, for the entire remaining balance and all accrued and unpaid interest thereon, was due on April 30, 2005.  (See note 7)

3.

PROPERTY AND EQUIPMENT

During the three month period ended March 31, 2005, the Company recorded impairment provisions related to its oil properties of $28,309.  No depletion has been recorded in the period pending commencement of production.

4.

SHARE CAPITAL

Stock options

The following summarizes information concerning outstanding and exercisable stock options as of March 31, 2005:

	Number of options	Weighted average exercise price $
Outstanding as at December 31, 2004	260,000	5.00
Granted	-	-
Options outstanding as at March 31, 2005	260,000	5.00
Exercisable as at March 31, 2005	260,000	5.00

F – 24

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(In United States Dollars)

(unaudited)

March 31, 2005

5.

RELATED PARTY TRANSACTIONS

During 2004, the Company entered into a technical services agreement with JED Oil Inc. (“JED”), a company that owns all of the common shares of the Company.  Under the Agreement, JED provides all required personnel, office space and equipment.  Transactions during the three month period ended March 31, 2005 were as follows:

a.

JED paid on behalf of the Company a total of $342,270 for general and administrative services and capital related expenditures all of which is unpaid at March 31, 2005; and

b.

in consideration for the assignment of JED’s interests in certain oil and gas properties, JED charged the Company for drilling and other costs related to those properties in the amount of $85,085 all of which is unpaid at March 31, 2005.

The above amounts are included in the $764,395 due to JED Oil Inc. in the accompanying balance sheet as at March 31, 2005, together with amounts from December 31, 2004, which remain unpaid.

General and administrative expenses include $17,917 paid to the Chief Financial Officer of the Company for consulting services related to the preparation of the Company’s registration statement.

Due to related party at March 31, 2005 of $14,856 (December 31, 2004 - $4,164) is due to an Officer of the Company and was paid subsequent to March 31, 2005.

6.

PER SHARE AMOUNTS

The Company accounts for per common share amounts in accordance with SFAS No. 128, “Earnings per Share.”  Under SFAS No. 128, basic per common share amounts is computed by dividing net income attributable to common shareholders by the weighted average common shares outstanding without including any potentially dilutive securities.  Diluted per common share amounts are computed by dividing net income by the weighted average common shares outstanding plus, when their effect is dilutive, common stock equivalents.  For the three-month period ended March 31, 2005 the weighted average number of common shares outstanding was 250,000. All of the Company’s outstanding stock options and warrants currently have an anitdilutive effect on per common share amounts.  These stock options and warrants could be dilutive in future periods.

F – 25

JMG Exploration, Inc.

A Development Stage Enterprise

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(In United States Dollars)

(unaudited)

March 31, 2005

7.

SUBSEQUENT EVENTS

Effective May 1, 2005 the outstanding principal amount of the loan receivable due from an industry partner (see note 2) plus accrued interest was settled by the Company in exchange for the remaining 50% undivided interest in contracted lands in Wyoming and Utah which the Company did not already own. In connection with the settlement agreement, the Company has granted the industry partner an option to reacquire an undivided 50% interest in the exploration and development lands for a payment of $391,249. The option expires on June 30, 2005. In conjunction with the settlement agreement, the commitment to spend $2,000,000 on drilling and completion of wells in Wyoming and Utah by November 7, 2005 has been eliminated.

In May 2005, the Company terminated the Fiddler Creek agreement and abandoned any further plans for development under the agreement. Accordingly, the Company will record an impairment charge in the amount of approximately $164,000 in the second quarter of 2005.

On July 26, 2005, the Company filed an amended registration statement on Form SB-2 with the Securities and Exchange Commission to register 1,900,000 units offered at $5.10 per unit to the stockholders of JED Oil Inc.  Each unit consists of one share of common stock and one common stock purchase warrant to acquire one share of common stock for $5.00 per share for a period of one year from the date of the prospectus.  The registration statement also registers the resale by the preferred stockholders of up to 1,950,000 shares of common stock, up to 1,950,000 shares of common stock issuable upon exercise of 1,950,000 warrants to acquire common stock at $4.25 per share, and 487,500 shares of common stock issuable upon the exercise of warrants held by preferred stockholders at $6.00 per share.

F – 26

JMG Exploration, Inc.

1,900,000 Units consisting of

1,900,000 Shares of Common Stock and

1,900,000 Common Stock Warrants

PROSPECTUS

Gilford Securities Incorporated

_____________, 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 26, 2005

PROSPECTUS

JMG Exploration, Inc.

Up to 4,387,500 Shares of Common Stock

We are registering:

•

the resale by our  preferred stockholders of 1,950,000 shares of common stock and 1,950,000 shares of common stock issuable upon exercise of warrants to acquire common stock at $4,25 per share; and

•

487,500 shares of common stock issuable upon exercise of warrants held by our preferred stockholders at $6.00 per share.

No public market currently exists for our common stock and warrants and we can give no assurance that a public market will develop for our securities following this offering. We have applied to list our common stock and $5.00 warrants on the Archipelago Exchange under the proposed symbols of “JMG” and “JMGW,” respectively, but cannot assure you that the listing application will be approved.

Investing in these securities involves a high degree of risk and immediate and substantial dilution. See ‘‘Risk Factors’’ beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2005

Prospectus Summary

This summary highlights key aspects of the information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the financial statements and the notes to the financial statements included elsewhere in this prospectus. Unless otherwise indicated, the information contained in this prospectus assumes that all 1,950,000 shares of our preferred stock convert into 1,950,000 shares of common stock and that no warrants are exercised.

JMG Exploration, Inc.

General

JMG Exploration, Inc. was incorporated under the laws of the State of Nevada on July 16, 2004. We explore for oil and natural gas in the United States and Canada.  We recently completed two private placements totaling $8.8 million and have commenced exploration activities. We plan to make direct property acquisitions and to develop the oil and natural gas properties of others under arrangements in which we will finance the cost of exploration drilling in exchange for interests in the oil or natural gas revenue generated by the properties. Such arrangements are commonly referred to as farm-ins to us, or farm-outs by the property owners to us.

Other than our executive officers, we have no operating personnel and have entered into a technical services agreement with JED Oil Inc. to provide to us office space and equipment and all required personnel, including drilling, field operations and related administrative services on an as needed basis. JED is considered an affiliate of ours because of its ownership interest in us and because two of our directors are directors of JED.  Prior to this offering, JED owned 100% of our common stock, or an 11% voting interest after inclusion of our preferred stock which votes on parity with our common stock.  Many of our preferred stockholders are stockholders of JED and the units are first being offered to stockholders of JED on the basis of one unit for each five shares of JED common stock owned.  The actual common stock ownership of JMG by stockholders of JED following this offering cannot be determined although it is expected to be significant.

We entered into the 2nd Amended and Restated Agreement of Business Principles with JED and Enterra Energy Trust, effective August 1, 2004.   Under the agreement, JED and Enterra shall offer farm-outs to us of exploratory drilling prospects, and we shall offer farm-outs to JED of developed drilling prospects from Enterra and us.  The agreement contemplates that we will pursue exploratory drilling, JED will pursue development drilling, and Enterra will pursue developed and producing assets.  Under the agreement, if we accept a farm-in, we will pay all of the exploration drilling costs and will earn 70%, or a mutually agreeable percentage, of the interest in the producing zones of the wells we drill.  This arrangement provides us with exploration projects developed by JED and Enterra and not just those we identify independently.  Under our farm-outs to JED, JED will pay all of the drilling costs and will earn 70%, or a mutually agreeable percentage, of our interest in the producing zones of the wells drilled under the farm-out.  This arrangement provides us with the potential for a carried working interest in new wells for which we will have no costs.

This agreement also provides that Enterra has the right of first refusal to purchase our interests when we determine that we wish to sell.  The agreement provides that the price for our interest is to be the same consideration as offered under a bona fide third party offer, or if there is no such offer, as determined by an independent engineering report prepared by a mutually agreeable independent engineering firm.    We believe these arrangements will permit us to concentrate on our business plan of exploratory drilling, possibly provide a buyer for our interests as they are developed and permit further development drilling in which we may be able to retain a reduced interest at no additional cost to us.

  Our executive offices are located at Suite 2600, 500 - 4th Avenue S.W. Calgary, Alberta, Canada, T2P 2V6 and our telephone number is (403) 537-3250.

The offering

Securities outstanding prior to this offering : Common stock Preferred stock	250,000 shares 1,950,000 shares (1)

Securities offered:

Common stock underlying preferred stock

Common stock purchase warrants to acquire common stock at $4.25 per share underlying preferred stock

Common stock underlying warrants to acquire common stock at $4.25 per share

Common stock underlying warrants to acquire common stock at $6.00 per share

1,950,000 shares 1,950,000 warrants 1,950,000 shares 487,500 shares
Common stock to be outstanding after this offering	4,100,000 shares (2)
Use of proceeds

•

We will not receive any proceeds from the sale of the 1,950,000 shares of common stock offered by our selling stockholders.

•

Upon the exercise, if any, of the 1,950,000 warrants at $4.25 per share, we will receive proceeds of up to $8,287,500 which will be used for working capital and general corporate purposes.

•

Upon the exercise, if any, of the 487,500 warrants at $6.00 per share, we will receive proceeds of up to $2,925,000 which will be used for working capital and general corporate purposes.

Risk factors	Please read “Risk Factors” for a discussion of factors you should consider before investing in our common stock and warrants.
Proposed Archipelago Exchange symbol: • Common stock$	“JMG”

(1)

Preferred stockholders may elect to convert each share of their preferred stock into one unit consisting of one share of common stock and one warrant to acquire one share of common stock at $4.25 per share.

(2)

Amount gives effect to the assumed conversion of all 1,950,000 shares of preferred stock to units of common stock and warrants on a one-to-one basis but does not include:

•

the issuance of 467,250 shares of common stock upon exercise of stock options;

•

the issuance of 285,000 units upon exercise of our underwriter’s overallotment option; and

•

the issuance of 4,622,500 shares of common stock underlying 4,622,500 outstanding warrants, including the issuance of 285,000 warrants upon exercise of our underwriter’s overallotment option.

Summary Financial Information

The following tables present our selected historical financial data derived from our audited and unaudited financial statements. The summary financial information set forth below should be read in conjunction with our financial statements and the notes to those statements appearing elsewhere in this prospectus.

Statement of Operations Information:

	For the three months ended March 31, 2005	For the period from the date of incorporation on July 16, 2004 to
		December 31, 2004	March 31, 2005
	(unaudited)		(unaudited)
Revenues - interest	$ 73,323	$ 64,630	$ 137,953
Expenses:
General and administrative	256,342	286,060	542,402
Depletion and depreciation	34,316	479,702	514,018
	290,658	765,762	1,056,420
Net loss for the period	(217,335)	(701,132)	(918,467)
Less: cumulative dividends on preferred stock	(193,397)	(323,157)	(516,554)
Net loss applicable to common stockholders	$ (410,732)	$ (1,024,289)	$ (1,435,021)
Net loss per share, basic and diluted	$ (1.64)	$ (4.10)	$ -
Weighted average shares outstanding, basic and diluted	250,000	250,000	250,000

The following table summarizes our unaudited balance sheet as of March 31, 2005. The column labeled “As adjusted” reflects the conversion of all of our preferred stock into 1,950,000 shares of common stock and the receipt of estimated net proceeds from the sale of 1,900,000 units at $5.10 per unit, after deducting estimated underwriting discounts and commissions and offering expenses payable by us.

Balance Sheet Information:

March 31, 2005
	Actual	As adjusted
	(unaudited)	(unaudited)
Total assets	$ 8,683,009	$ 17,483,859
Total liabilities	$ 1,320,965	$ 1,320,965
Working capital	$ 3,108,317	$ 11,909,167
Common stock	$ 250	$ 4,100
Preferred stock	$ 1,950	$ -
Total stockholders’ equity	$ 7,362,044	$ 16,160,994

Sale of Securities Described in this Prospectus

The sale of the securities described in this prospectus may be made from time-to-time in transactions, which may include block transactions by or for the account of the holders, in the over-the-counter market or in negotiated transactions through a combination of these methods of sale or otherwise. Sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices.

A post-effective amendment to the registration statement that includes this prospectus must be filed and declared effective by the Securities and Exchange Commission before a holder may:

•

sell any securities described in this prospectus according to the terms of this prospectus either at a fixed price or a negotiated price, either of which is not at the prevailing market price;

•

sell securities described in this prospectus in a block transaction to a purchaser who resells;

•

pay compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions; or

•

make any arrangements, either individually or in the aggregate, that would constitute a distribution of the securities described in this prospectus.

Information contained in this prospectus, except for the cover page and the information under the headings ‘‘Selling Security Holders’’ and ‘‘Plan of Distribution’’ is a part of a separate prospectus relating to a concurrent underwritten initial public offering by us. This prospectus contains information, including information relating to the concurrent underwritten offering, which may not be pertinent to the sale of the securities offered in this prospectus by the named holders.

Our officers and directors who beneficially own 274,375 shares of common stock, including 190,000 shares issuable pursuant to vested stock options, 37,500 shares issuable pursuant issuable upon conversion of preferred stock and 37,500 shares issuable upon exercise of warrants at $4.25 per share, and 9,375 shares of common stock issuable upon exercise of warrants at $6.00 per share, have agreed with our underwriter not to sell their shares of common stock for 13 months from the closing of this offering without the written consent of our underwriter.

Sales of these securities may depress the price of the common stock in any market that may develop.

Selling Security Holders

This prospectus relates to:

•

the resale by our  preferred stockholders of up to 1,950,000 shares of common stock and up to 1,950,000 shares of common stock issuable upon exercise of 1,950,000 warrants to acquire common stock at $4.25 per share; and

•

487,500 shares of common stock issuable upon exercise of warrants held by preferred stockholders at $6.00 per share.

These securities were issued in August 2004 upon the sale of 1,950,000 units in a private placement consisting of one share of preferred stock and one quarter (1/4) common stock purchase warrant, for $4.00 per unit, for aggregate gross proceeds of $7,800,000.  The preferred stock is convertible into an equal number of units consisting of one common share and one common stock purchase warrant at $4.25 per share.  For every four units purchased, the purchaser receives one common stock purchase warrant to purchase one share of common stock for $6.00 per share. The warrants expire the earlier of two years from our initial public offering or December 31, 2006.

The following tables set forth information regarding the shares of common stock owned beneficially as of May 31, 2005, by each selling security holder and assumes the conversion of all 1,950,000 shares of  preferred stock into common stock and the exercise of the warrants. The selling security holders are not required, and may choose not to sell any of their shares of common stock or exercise any of their warrants.

None of the selling security holders is an officer, director or other affiliate except as indicated below.

Common stock issuable upon conversion of preferred stock
Name of selling security holder	Shares owned prior to offering	Shares being offered	Shares owned after offering (1)	Percentage owned after offering (1)
R. Kendall Allen	25,000	25,000	-	-
Fortune Seekers, Inc.	21,000	21,000	-	-
James T. Galvin	25,000	25,000	-	-
Randall M. Gates	12,500	12,500	-	-
Barry J. Goldstein	12,500	12,500	-	-
Aaron A. Grunfeld	40,000	40,000	-	-
Heller 2002 Trust, Fred P. Heller Trustee (2)	225,000	225,000	-	-
JMW Fund, LLC, John McGrain Fund Manager (2)	108,750	108,750	-	-
David L. Jordon	100,000	100,000	-	-
Kirby Enterprise Fund, LLC, Jeff Ploen Investment Manager	40,000	40,000	-	-
2004 Kuhne Family Trust, Jay Kuhne Trustee (2)	225,000	225,000	-	-
Ronald E. Lewis, Trustee for R. E. Lewis Living Trust	25,000	25,000	-	-
Lima Capital, Inc., Larry Kaplan	12,500	12,500	-	-
Frank Mason (2)	250,000	250,000	-	-
John P. McGrain (2)	110,000	110,000	-	-
Nancy H. McGrain	25,000	25,000	-	-
Georgette Pagano	25,000	25,000	-	-
Georgette Pagano ACF Laura Pagano U/CA/UTMA	6,000	6,000	-	-
Georgette Pagano ACF Jean M. Pagano U/CA/UTMA	6,000	6,000	-	-
Patrick Williams Advisors, LTD (2)	16,500	16,500	-	-
John Paulson Jr.	25,000	25,000	-	-
RCB Securities Inc. Profit Sharing, R. C. Bedford	12,500	12,500	-	-
Robert Richman & Norma Richman, Joint Ten	6,000	6,000	-	-
Reuben Sandler (2)	25,000	25,000	-	-
Michael A. Schneider	25,000	25,000	-	-
Linda G. Sexton	108,750	108,750	-	-
Ronald Shear	25,000	25,000	-	-
South Lake Financial, Joe Gorman President	62,500	62,500	-	-
LMT Financial Inc., Arnold Tenney	12,500	12,500	-	-
Westhampton Special Situation Fund, LLC, Michael Underwood Investment Manager	110,000	110,000	-	-
SS – 5

Jack Wright	6,000	6,000	-	-
Samuel D. Wyman	25,000	25,000	-	-
Gerald Zeitz	12,500	12,500	-	-
Thomas J. Jacobsen (2)	12,500	12,500	-	-
J. Paul Consulting Corp., Jeff Ploen	10,000	10,000	-	-
Ralph L. Braden	12,500	12,500	-	-
Fiserv Securities Inc. A/C/F Charles Kirby, IRA	12,000	12,000	-	-
Charles F. Kirby	40,000	40,000	-	-
Fiserv Securities Inc. A/C/F Jeff Plon, IRA	10,000	10,000	-	-
Len Turano	9,000	9,000	-	-
Carrie Greenslade	37,500	37,500	-	-
Ludwig Gierstorfer (2)	10,000	10,000	-	-
Bill and Charlene Dunbar Joint Tenants	19,000	19,000	-	-
James Dinning	5,000	5,000	-	-
Walter Paszkowski	6,000	6,000	-	-
Total preferred stock	1,950,000	1,950,000	-	-

$4.25 common stock warrants
Name of selling security holder	Shares owned prior to offering	Shares being offered	Shares owned after offering (1)	Percentage owned after offering (1)
R. Kendall Allen	25,000	25,000	-	-
Fortune Seekers, Inc.	21,000	21,000	-	-
James T. Galvin	25,000	25,000	-	-
Randall M. Gates	12,500	12,500	-	-
Barry J. Goldstein	12,500	12,500	-	-
Aaron A. Grunfeld	40,000	40,000	-	-
Heller 2002 Trust, Fred P. Heller Trustee (2)	225,000	225,000	-	-
JMW Fund, LLC, John McGrain Fund Manager (2)	108,750	108,750	-	-
David L. Jordon	100,000	100,000	-	-
Kirby Enterprise Fund, LLC, Jeff Ploen Fund Manager	40,000	40,000	-	-
2004 Kuhne Family Trust, Jay Kuhne Trustee (2)	225,000	225,000	-	-
Ronald E. Lewis, Trustee for R. E. Lewis Living Trust	25,000	25,000	-	-
Lima Capital, Inc.	12,500	12,500	-	-
Frank Mason (2)	250,000	250,000	-	-
John P. McGrain (2)	110,000	110,000	-	-
Nancy H. McGrain	25,000	25,000	-	-
Georgette Pagano	25,000	25,000	-	-
Georgette Pagano ACF Laura Pagano U/CA/UTMA	6,000	6,000	-	-
Georgette Pagano ACF Jean M. Pagano U/CA/UTMA	6,000	6,000	-	-
Patrick Williams Advisors, LTD (2)	16,500	16,500	-	-
John Paulson Jr.	25,000	25,000	-	-
RCB Securities Inc. Profit Sharing – R. C. Bedford	12,500	12,500	-	-
Robert Richman & Norma Richman, Joint Ten	6,000	6,000	-	-
Reuben Sandler (2)	25,000	25,000	-	-
Michael A. Schneider	25,000	25,000	-	-
Linda G. Sexton	108,750	108,750	-	-
Ronald Shear	25,000	25,000	-	-
South Lake Financial, Joe Gorman President	62,500	62,500	-	-
LMT Financial Inc., Arnold Tenney	12,500	12,500	-	-
Westhampton Special Situation Fund, LLC, Charles Kirby	110,000	110,000	-	-
Jack Wright	6,000	6,000	-	-
Samuel D. Wyman	25,000	25,000	-	-
Gerald Zeitz	12,500	12,500	-	-
Thomas J. Jacobsen (2)	12,500	12,500	-	-
J. Paul Consulting Corp. , Jeff Ploen	10,000	10,000	-	-
Ralph L. Braden	12,500	12,500	-	-
Fiserv Securities Inc. A/C/F Charles Kirby, IRA	12,000	12,000	-	-
Charles F. Kirby	40,000	40,000	-	-
Fiserv Securities Inc. A/C/F Jeff Plon, IRA	10,000	10,000	-	-
SS – 6

Len Turano	9,000	9,000	-	-
Carrie Greenslade	37,500	37,500	-	-
Ludwig Gierstorfer (2)	10,000	10,000	-	-
Bill and Charlene Dunbar Joint Tenants	19,000	19,000	-	-
James Dinning	5,000	5,000	-	-
Walter Paszkowski	6,000	6,000	-	-
Total $4.25 warrants	1,950,000	1,950,000	-	-

Common stock issuable upon exercise of $4.25 common stock warrants
Name of selling security holder	Shares owned prior to offering	Shares being offered	Shares owned after offering (1)	Percentage owned after offering (1)
R. Kendall Allen	25,000	25,000	-	-
Fortune Seekers, Inc.	21,000	21,000	-	-
James T. Galvin	25,000	25,000	-	-
Randall M. Gates	12,500	12,500	-	-
Barry J. Goldstein	12,500	12,500	-	-
Aaron A. Grunfeld	40,000	40,000	-	-
Heller 2002 Trust, Fred P. Heller Trustee (2)	225,000	225,000	-	-
JMW Fund, LLC, John McGrain Fund Manager (2)	108,750	108,750	-	-
David L. Jordon	100,000	100,000	-	-
Kirby Enterprise Fund, LLC, Jeff Ploen Fund Manager	40,000	40,000	-	-
2004 Kuhne Family Trust, Jay Kuhne Trustee (2)	225,000	225,000	-	-
Ronald E. Lewis, Trustee for R. E. Lewis Living Trust	25,000	25,000	-	-
Lima Capital, Inc.	12,500	12,500	-	-
Frank Mason (2)	250,000	250,000	-	-
John P. McGrain (2)	110,000	110,000	-	-
Nancy H. McGrain	25,000	25,000	-	-
Georgette Pagano	25,000	25,000	-	-
Georgette Pagano ACF Laura Pagano U/CA/UTMA	6,000	6,000	-	-
Georgette Pagano ACF Jean M. Pagano U/CA/UTMA	6,000	6,000	-	-
Patrick Williams Advisors, LTD (2)	16,500	16,500	-	-
John Paulson Jr.	25,000	25,000	-	-
RCB Securities Inc. Profit Sharing – R. C. Bedford	12,500	12,500	-	-
Robert Richman & Norma Richman, Joint Ten	6,000	6,000	-	-
Reuben Sandler (2)	25,000	25,000	-	-
Michael A. Schneider	25,000	25,000	-	-
Linda G. Sexton	108,750	108,750	-	-
Ronald Shear	25,000	25,000	-	-
South Lake Financial, Joe Gorman President	62,500	62,500	-	-
LMT Financial Inc., Arnold Tenney	12,500	12,500	-	-
Westhampton Special Situation Fund, LLC, Charles Kirby	110,000	110,000	-	-
Jack Wright	6,000	6,000	-	-
Samuel D. Wyman	25,000	25,000	-	-
Gerald Zeitz	12,500	12,500	-	-
Thomas J. Jacobsen (2)	12,500	12,500	-	-
J. Paul Consulting Corp. , Jeff Ploen	10,000	10,000	-	-
Ralph L. Braden	12,500	12,500	-	-
Fiserv Securities Inc. A/C/F Charles Kirby, IRA	12,000	12,000	-	-
Charles F. Kirby	40,000	40,000	-	-
Fiserv Securities Inc. A/C/F Jeff Plon, IRA	10,000	10,000	-	-
Len Turano	9,000	9,000	-	-
Carrie Greenslade	37,500	37,500	-	-
Ludwig Gierstorfer (2)	10,000	10,000	-	-
Bill and Charlene Dunbar Joint Tenants	19,000	19,000	-	-
James Dinning	5,000	5,000	-	-
Walter Paszkowski	6,000	6,000	-	-
Total common stock underlying $4.25 warrants	1,950,000	1,950,000	-	-
SS - 7

Common stock issuable upon exercise of $6.00 common stock warrants
Name of selling security holder	Shares owned prior to offering	Shares being offered	Shares owned after offering (1)	Percentage owned after offering (1)
R. Kendall Allen	6,250	6,250	-	-
Fortune Seekers, Inc.	5,250	5,250	-	-
James T. Galvin	6,250	6,250	-	-
Randall M. Gates	3,125	3,125	-	-
Barry J. Goldstein	3,125	3,125	-	-
Aaron A. Grunfeld	10,000	10,000	-	-
Heller 2002 Trust, Fred P. Heller Trustee (2)	56,250	56,250	-	-
JMW Fund, LLC, John McGrain Fund Manager (2)	27,187	27,187	-	-
David L. Jordon	25,000	25,000	-	-
Kirby Enterprise Fund, LLC, Jeff Ploen Fund Manager	10,000	10,000	-	-
2004 Kuhne Family Trust, Jay Kuhne Trustee (2)	56,250	56,250	-	-
Ronald E. Lewis, Trustee for R. E. Lewis Living Trust	6,250	6,250	-	-
Lima Capital, Inc.	3,125	3,125	-	-
Frank Mason (2)	62,500	62,500	-	-
John P. McGrain (2)	27,500	27,500	-	-
Nancy H. McGrain	6,250	6,250	-	-
Georgette Pagano	6,250	6,250	-	-
Georgette Pagano ACF Laura Pagano U/CA/UTMA	1,500	1,500	-	-
Georgette Pagano ACF Jean M. Pagano U/CA/UTMA	1,500	1,500	-	-
Patrick Williams Advisors, LTD (2)	4,125	4,125	-	-
John Paulson Jr.	6,250	6,250	-	-
RCB Securities Inc. Profit Sharing for R. C. Bedford	3,125	3,125	-	-
Robert Richman & Norma Richman, Joint Ten	1,500	1,500	-	-
Reuben Sandler (2)	6,250	6,250	-	-
Michael A. Schneider	6,250	6,250	-	-
Linda G. Sexton	27,188	27,188	-	-
Ronald Shear	6,250	6,250	-	-
South Lake Financial, Joe Gorman President	15,625	15,625	-	-
LMT Financial Inc., Arnold Tenney	3,125	3,125	-	-
Westhampton Special Situation Fund, LLC, Charles Kirby	25,000	25,000	-	-
Jack Wright	1,500	1,500	-	-
Samuel D. Wyman	6,250	6,250	-	-
Gerald Zeitz	3,125	3,125	-	-
Thomas J. Jacobsen (2)	3,125	3,125	-	-
J. Paul Consulting Corp. , Jeff Ploen	2,500	2,500	-	-
Ralph L. Braden	3,125	3,125	-	-
Fiserv Securities Inc. A/C/F Charles Kirby, std IRA	3,000	3,000	-	-
Charles F. Kirby	10,000	10,000	-	-
Fiserv Securities Inc. A/C/F Jeff Plon, IRA	2,500	2,500	-	-
Len Turano	2,250	2,250	-	-
Carrie Greenslade	9,375	9,375	-	-
Ludwig Gierstorfer (2)	2,500	2,500	-	-
Bill and Charlene Dunbar Joint Tenants	4,750	4,750	-	-
James Dinning	1,250	1,250	-	-
Walter Paszkowski	1,500	1,500	-	-
Total common shares underlying $6.00 warrants	487,500	487,500	-	-

(1)

Calculated on the basis of 4,100,000 shares outstanding which includes 250,000 shares of common stock, 1,950,000 shares of common stock assuming all outstanding shares of preferred stock are converted to an equal number of shares of common stock, and 1,900,000 shares of common stock issued pursuant to our unit offering.

(2)

Individual is an officer, director or 5% or greater stockholder of our company.

Plan of Distribution

 No underwriting arrangements exist as of the date of this prospectus to sell any common stock and warrants issued upon conversion of our preferred stock, or the common stock issuable under the warrants. Upon being advised of any underwriting arrangements that may be entered into by a selling security holder after the date of this prospectus, we will prepare a supplement to this prospectus to disclose those arrangements.

The selling security holder may, from time to time, sell all or a portion of their shares of common stock and warrants at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling security holder may offer our common stock and warrants at various times in one or more of the following transactions:

•

on any national securities exchange, or other market on which our common stock may be listed at the time of sale;

•

in the over-the-counter market;

•

through block trades in which the broker or dealer so engaged will attempt to sell the shares and warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

through options, swaps or derivatives;

•

in privately negotiated transactions;

•

in transactions to cover short sales; and

•

through a combination of any such methods of sale.

In addition, the selling security holder may also sell their common stock and warrants that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 under the requirements of such rule rather than pursuant to this prospectus.

The selling security holder may sell our common stock and warrants directly to purchasers or may use brokers, dealers, underwriters or agents to sell our common stock and warrants upon terms and conditions that will be described in the applicable prospectus supplement. In effecting sales, brokers and dealers engaged by the selling security holder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from a selling security holder or, if any such broker-dealer acts as agent for the purchaser of such common stock and warrants, from such purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree to sell a specified number of such common stock and warrants at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling security holder, to purchase as principal any unsold common stock and warrants at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire common stock and warrants as principal may thereafter resell such common stock and warrants from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such common stock and warrants commissions as described above.

The selling security holder and any broker-dealers or agents that participate with them in sales of the common stock and warrants are deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. Accordingly, any commissions received by such broker dealers or agents and any profit on the resale of the common stock and warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time the selling security holder may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the common stock and warrants in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling security holder may pledge its common stock and warrants pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the common stock and warrants or a default by a selling security holder, the broker-dealer or financial institution may offer and sell the pledged common stock and warrants from time to time.

Our officers and directors who beneficially own 274,375 shares of common stock, including 190,000 shares issuable pursuant to vested stock options, 37,500 shares issuable pursuant issuable upon conversion of  preferred stock, 37,500 shares issuable upon exercise of warrants at $4.25 per share, and 9,375 shares of common stock issuable upon exercise of warrants at $6.00 per share, have agreed with our underwriter not to sell their shares of common stock for 13 months from the closing of this offering without the written consent of our underwriter.

JMG Exploration, Inc.

Up to 4,387,500 Shares of Common Stock

PROSPECTUS

, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other expenses of issuance and distribution

The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions:

SEC registration fee	$5,357
NASD filing fee	6,000
ArcaX listing fee	15,000
Printing costs	20,000
Legal fees and expenses	140,000
Accounting fees and expenses	75,000
Transfer agent fees	20,000
Blue sky fees and expenses	100,000
Miscellaneous	118,643
Total	$500,000

All of the above expenses except the SEC registration fee are estimates. All of the above expenses will be borne by the registrant.

Item 14.  Indemnification of directors and officers

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or on behalf of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful.  The Nevada Revised Statutes further provide that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Our bylaws provide that we will indemnify our directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.  These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.

The Underwriting Agreement, attached as Exhibit 1.1 hereto, provides for indemnification of the registrant’s Underwriter and its officers and directors for certain liabilities, including matters arising under the Securities Act.

Item 15.  Recent sales of unregistered securities

The following information relates to all sales of securities by the registrant since its formation on July 16, 2004 which were not registered under the Securities Act of 1933, as amended.  All purchasers of the registrant’s securities were friends or business associates of the registrant’s officers, directors, or principal stockholders.  The registrant paid no commissions or finders’ fees in connection with any offering.  All of the purchasers were accredited investors within the meaning of Regulation D and that each of the purchasers:

•

has sufficient experience to analyze the merits and risks of an investment in the securities;

•

has experience in making investments which involve a high degree of risk;

•

is economically capable of losing the entire investment; and

•

if a natural person, is an individual whose individual net worth, or joint net worth with his or her spouse, at the time of purchase exceeded $1,000,000, or

•

if a natural person, is an individual who had income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, or

•

if a grantor trust, at least the grantor is an accredited investor, or

•

if a non-grantor trust, it was not formed for the specific purpose of acquiring the securities offered, total assets exceeded $5,000,000 at the time of purchase, and is directed by an accredited investor or a sophisticated person possessing such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment, or

•

if not a natural person or a trust, is an entity in which all of the equity owners are accredited investors.

All investors purchased the securities as a long-term investment and without intent to resell the securities. All of the certificates evidencing the securities were issued bearing a restrictive legend thereon.

Common stock

In August 2004, JED Oil Inc., an Alberta, Canada corporation, purchased 250,000 shares of common stock for $4.00 per share. The registrant received total proceeds of $1,000,000.

Series A preferred stock

In August 2004, the registrant sold 1,950,000 units in a private placement consisting of one share of   preferred stock and one quarter (1/4) common stock purchase warrant, for $4.00 per unit, for aggregate gross proceeds of $7,800,000.  Such shares of preferred stock are convertible into one share of common stock and one warrant to purchase an additional share at $4.25 per share within 30 days of the date of this prospectus.  For every four units purchased, the purchaser also received one common stock purchase warrant to purchase one share of common stock for $6.00 per share.  The warrants expire the earlier of two years from an initial public offering or December 31, 2006.  The registrant issued the preferred stock to 46 investors each of whom had a pre-existing personal or business relationship with the registrant, its Chief Executive Officer, its principal stockholders or its directors. The registrant believes each of the purchasers to be an accredited investor based upon (a) representations received from each such investor in subscription agreements and (b) the personal knowledge of the registrant’s Chief Executive Officer or directors.

Item 16.  Exhibits

(a)  Exhibits

 Number    Exhibit

1.1	Form of Underwriting Agreement *
3.1	Amended and Restated Articles of Incorporation of the registrant *
3.2	By-laws of the registrant *
3.3	Certificate of Designation of the Rights and Preferences of the Series A Convertible Preferred Stock
4.1	Specimen of Common stock Certificate *
4.1	Form of Lockup Agreement – Officers and Directors *
4.3	Form of $4.25 Warrant *
4.4	Form of $6.00 Warrant *
4.5	Form of $5.00 Warrant *
4.6	Form of Underwriter’s Warrant Agreement
5.0	Opinion of the Law Office of Gary A. Agron *
5.1	Opinion of the Law Office of Gary A. Agron *
10.1	Equity compensation plan *
10.2	Hooligan Draw Farm-in Agreement*
10.3	Cut Bank Farm-in Agreement*
10.4	Fiddler Creek Farm-in Agreement *
10.5	JED Oil Technical Services Agreement, as amended *
10.6	2nd Amended and Restated Agreement of Business Principles with Enterra Energy Trust, JED Oil Inc. and JMG Exploration, Inc. *
10.7	Fellows Energy Ltd. Exploration and Development and Conveyance Agreement *
10.8	Fellows Energy Ltd. Promissory Note *
10.9	Fellows Energy Ltd. General Security Agreement *
10.10	Candak Farm-in Agreement *
10.11	Myrtle Beach Farm-in Agreement *
10.12	Bluffton Farm-in Agreement *
10.13	Pinedale – Jonah Farm-in Agreement *
10.14	Pinedale – Desert Mining, Inc. Agreement *
23.1	Consent of the Law Office of Gary A. Agron – see exhibit 5.1 *
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.3	Consent of Brownstein Hyatt & Farber, P.C.*
99.1	Specimen letter to JED stockholders and indication of interest postcard *

* Previously filed

(b)

Financial Statement Schedules - schedules have been omitted because they are not required, they are not applicable or the information is already included in the financial statements or notes thereto.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

4.

 The undersigned registrant hereby undertakes to provide to our underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by our underwriter to permit prompt delivery to each purchaser.

Signatures

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the city of Calgary, Alberta, Canada on this 26th day of July 2005.

JMG Exploration, Inc.
By:	/s/ H. S. (Scobey) Hartley
H. S. (Scobey) Hartley
Chief Executive Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant, in the capacities indicated on July 26, 2005.

Signature	Title
/s/ H. S. (Scobey) Hartley	Chief Executive Officer and President (principal executive officer)
H. S. (Scobey) Hartley
/s/Joanne Finnerty	Chief Financial Officer (principal financial and accounting officer)
Joanne Finnerty
/s/ Thomas J. Jacobsen
Thomas J. Jacobsen	Chairman
/s/ Reuben Sandler, Ph.D.	Director
Reuben Sandler, Ph.D.
/s/ Ludwig (Louie) Gierstorfer	Director
Ludwig (Louie) Gierstorfer
/s/ Joseph W. Skeehan	Director
Joseph W. Skeehan
/s/ Donald Wells
Don Wells	Director

EXHIBIT INDEX

 Number    Exhibit

1.1	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of the registrant
3.2	By-laws of the registrant
3.3	Certificate of Designation of the Rights and Preferences of the Series A Convertible Preferred Stock
4.1	Specimen of Common stock Certificate
4.1	Form of Lockup Agreement – Officers and Directors
4.3	Form of $4.25 Warrant
4.4	Form of $6.00 Warrant
4.5	Form of $5.00 Warrant
4.6	Form of Underwriter’s Warrant Agreement
5.0	Opinion of the Law Office of Gary A. Agron
5.1	Opinion of the Law Office of Gary A. Agron
10.1	Equity compensation plan
10.2	Hooligan Draw Farm-in Agreement
10.3	Cut Bank Farm-in Agreement
10.4	Fiddler Creek Farm-in Agreement
10.5	JED Oil Technical Services Agreement, as amended
10.6	2nd Amended and Restated Agreement of Business Principles with Enterra Energy Trust, JED Oil Inc. and JMG Exploration, Inc.
10.7	Fellows Energy Ltd. Exploration and Development and Conveyance Agreement
10.8	Fellows Energy Ltd. Promissory Note
10.9	Fellows Energy Ltd. General Security Agreement
10.10	Candak Farm-in Agreement
10.11	Myrtle Beach Farm-in Agreement
10.12	Bluffton Farm-in Agreement
10.13	Pinedale – Jonah Farm-in Agreement
10.14	Pinedale – Desert Mining, Inc. Agreement
23.1	Consent of the Law Office of Gary A. Agron – see exhibit 5.1
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.3	Consent of Brownstein Hyatt & Farber, P.C.
99.1	Specimen letter to JED stockholders and indication of interest postcard